As filed with the Securities and Exchange Commission on May 27, 2021.

Registration No. [            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WISDOMTREE ETHEREUM TRUST

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o WisdomTree Digital Commodity Services, LLC

Ryan M. Louvar

245 Park Avenue, 35th Floor

New York, New York 10167

(866) 909-9473

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices and for service of process purposes)

Copies to:

Todd P. Zerega

Perkins Coie LLP

700 13th Street, NW

Suite 800

Washington, DC 20005

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Shares of Beneficial Interest			$1,000,000	$109.10

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated May 27, 2021

PRELIMINARY PROSPECTUS

Common Shares of Beneficial Interest

WisdomTree Ethereum Trust

The WisdomTree Ethereum Trust (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that will be listed on the Cboe BZX Exchange, Inc. (the “Exchange”) and trade under the ticker symbol “[    ].” WisdomTree Digital Commodity Services, LLC (the “Sponsor”) is the sponsor of the Trust, Delaware Trust Company (the “Trustee”) is the trustee of the Trust, and [            ] (the “Ether Custodian”) is the custodian of the Trust, who will hold all of the Trust’s ether on the Trust’s behalf.

The Trust’s investment objective is to gain exposure to the price of ether, less expenses and liabilities of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold ether and will value its Shares daily based on the [CF Ether-Dollar US Settlement Price] (the “Reference Rate”), which is an independently calculated value based on an aggregation of executed trade flow of major ether spot exchanges.

Barring a liquidation or extraordinary circumstances, the Trust does not currently intend to purchase or sell ether directly, although the Sponsor may direct the Ether Custodian to sell ether to pay certain expenses. Instead, when the Trust sells or redeems its Shares, it will do so in “in-kind” transactions in blocks of [        ] Shares (a “Basket”) based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). Financial firms that are authorized to purchase or redeem Shares with the Trust (known as “Authorized Participants”) will deliver, or facilitate the delivery of, ether to the Trust’s account with the Ether Custodian in exchange for Shares when they purchase Shares, and the Trust, through the Ether Custodian, will deliver ether to such Authorized Participants when they redeem Shares with the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction.

Investors who decide to buy Shares of the Trust or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the net asset value of the Shares of the Trust. Prior to this offering, there has been no public market for the Shares. Investing in the Trust involves risks similar to those involved with an investment directly in ether and other significant risks.

The offering of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered Shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted by applicable rules under the 1933 Act.

The Trust qualifies as an “emerging growth company” as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements.

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO INVEST IN THIS TRUST. AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS (INCLUDING THE POTENTIAL FOR QUICK, LARGE LOSSES) AND MAY NOT BE SUITABLE FOR SHAREHOLDERS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD ETHEREUM OR INTERESTS RELATED TO ETHEREUM. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR POTENTIAL INVESTMENT IN THIS TRUST. THEREFORE, BEFORE YOU DECIDE TO INVEST, YOU SHOULD CAREFULLY STUDY THIS PROSPECTUS, AND YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 12.

THE TRUST IS NOT A MUTUAL FUND REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”) AND IS NOT SUBJECT TO REGULATION UNDER THE 1940 ACT. THE TRUST IS NOT A COMMODITY POOL FOR PURPOSES OF THE COMMODITY EXCHANGE ACT OF 1936, AS AMENDED (THE “CEA”), AND THE SPONSOR IS NOT SUBJECT TO REGULATION BY THE COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AS A COMMODITY POOL OPERATOR OR A COMMODITY TRADING ADVISOR. THE TRUST’S SHARES ARE NEITHER INTERESTS IN NOR OBLIGATIONS OF THE SPONSOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is [                ], 2021

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the cryptocurrencies markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

PROSPECTUS SUMMARY

This is only a summary of the information contained in this Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares. For a glossary of defined terms, see Appendix A.

As used below, Ethereum with an uppercase “E” is used to describe the system as a whole that is involved in maintaining the ledger of ether ownership and facilitating the transfer of ether among parties. When referring to the digital asset within the Ethereum network, ether is written with a lower case “e.”

Overview of the Trust, the Sponsor and Certain other Service Providers

The WisdomTree Ethereum Trust (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that will be listed on the [Cboe BZX Exchange, Inc.] (the “Exchange”) and will trade under a ticker symbol “[    ].”

WisdomTree Digital Commodity Services, LLC (the “Sponsor”) is the sponsor of the Trust, Delaware Trust Company (the “Trustee”) is the trustee of the Trust, and [    ] (the “Ether Custodian”) is the custodian of the Trust, who will hold all of the Trust’s ether on the Trust’s behalf.

The Trust’s Investment Objective and Strategies

The Trust’s investment objective is to gain exposure to the price of ether, less expenses and liabilities of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold ether and will value its Shares daily based on the value of ether as reflected by the CF Ether-Dollar US Settlement Price (the “Reference Rate”), which is an independently calculated value based on an aggregation of executed trade flow of major ether spot exchanges. The Reference Rate currently uses substantially the same methodology as the CME CF Ethereum Reference Rate (“ERR”), including utilizing the same five ether exchanges, which is the underlying rate to determine settlement of CME ether futures contracts, except that the Reference Rate is calculated as of 4 pm Eastern time, whereas the ERR is calculated as of 4 pm London time. There can be no assurance that the Trust will achieve its investment objective.

Barring the liquidation of the Trust or extraordinary circumstances, the Trust does not currently intend to purchase or sell ether directly, although the Sponsor may direct the Ether Custodian to sell ether to pay certain expenses, including to pay the Sponsor’s fee. Instead, when it sells or redeems its Shares, it will do so in “in-kind” transactions. Financial firms that are authorized to purchase or redeem Shares with the Trust (known as “Authorized Participants”) will deliver, or facilitate the delivery of, ether to the Trust’s account with the Ether Custodian in exchange for Shares when they purchase Shares, and the Trust, through the Ether Custodian, will deliver ether to such Authorized Participants when they redeem Shares from the Trust. All ether will be held by the Ether Custodian, a third-party custodian that carries insurance and is chartered as a trust company under the New York Banking Law. The Transfer Agent (as defined below) will facilitate the processing of purchase and sale orders in Baskets from the Trust.

An investment in the Shares is anticipated to be:

•

Easily Accessible. As the Shares are listed on the Exchange, investors can indirectly invest in a portfolio comprised of ether through a traditional brokerage account. The Trust provides investors with the opportunity to access the market for ether through a traditional brokerage account without the potential barriers to entry or risks involved with holding or transferring ether directly, acquiring it from an ether exchange, or mining it. Investors may be able to more effectively implement strategic and tactical asset allocation strategies by investing in the Shares as compared to other means of investing in ether.

•

Exchange-traded and Transparent. The Shares trade on the Exchange, providing investors with an efficient means to implement various investment strategies. Furthermore, the Sponsor will attempt to cause the Trust’s holdings in ether to be posted at www.wisdomtree.com daily, providing investors with a clear and timely picture of the Trust’s holdings in ether.

•

Competitively Priced. The Sponsor’s fee and certain other expenses paid by the Trust represent costs to an investor in the Shares. An investor’s decision to purchase Shares may be influenced by such fees and expenses relative to the costs associated with investing in ether by other means.

Ether and the Ethereum Network

Ether is a digital asset that is not issued by any government, bank or central organization, and is the second largest cryptocurrency by market capitalization behind bitcoin. Ether is based on the decentralized, open-source protocol of the peer-to-peer Ethereum computer network, which was released in 2015 and relies on a decentralized public transaction ledger, known as the “blockchain”, on which all ether transactions are recorded. The blockchain is an official record of every ether transaction (including creation or “mining” of new ether) and every Ethereum address associated with a quantity of ether. Accordingly, movement of ether is facilitated by a digital, transparent and immutable ledger, enabling the rapid transfer of value across the internet without the need for centralized intermediaries.

The Ethereum software source code allows for the creation of decentralized applications that are supported by a transaction protocol referred to as “smart contracts,” which includes the cryptographic operations that verify and secure ether transactions. A smart contract operates by a pre-defined set of rules (i.e., “if/then statements”) that allows it to automatically execute code the same way on any Ethereum node on the network. Such actions taken by the pre-defined set of rules are not necessarily contractual in nature, but are intended to eliminate the need for a third party to carry out code execution on behalf of users, making the system decentralized, while empowering coders to create a wide range of applications layering together different smart contracts. Although there are many alternatives, the Ethereum network is the largest smart contract platform in terms of market cap, available applications and development activity. Further, smart contracts serve to underpin efforts to decentralize traditional operations in finance (“DeFi”), which consist of numerous highly interoperable protocols and applications. DeFi offers many opportunities for innovation and has the potential to create an open, transparent and immutable financial infrastructure.

The entire Ethereum network can be described using the analogy of a computer. The most basic level of any computer is the hardware that all of the software runs upon. The hardware providers for the Ethereum are called “miners.” Miners buy specialized computational equipment in the form of servers that are composed of primarily application specific integrated circuits (ASICs), and these servers have been constructed entirely for the purpose of verifying ether transactions, building Ethereum’s blockchain and thereby minting new ether. Miners’ servers run Ethereum software, which can be thought of as the operating system on top of the hardware, just as personal computers have installed an operating system. Further, with its collective computing power on the distributed network, the Ethereum network provides the ability to execute peer-to-peer transactions to realize, via smart contracts, automatic, conditional transfer of value and information, including money, voting rights, and property.

An Ethereum private key controls the transfer or “spending” of ether from its associated public Ethereum address. An Ethereum “wallet” is a collection of public Ethereum addresses and their associated private key(s). It is designed such that only the owner of ether can send ether, only the intended recipient of ether can unlock what the sender sent and the transactional validation and ether ownership can be verified by any third party anywhere in the world.

Fees need to be paid in ether to miners in order to facilitate transactions and execute smart contracts. The fee that is charged is called “gas.” Gas price is often a small fraction of ether, which is denoted in the unit of Gwei

(109 Gwei = 1 ether). Gas is essential in sustaining the Ethereum network. It motivates miners to process and verify transactions for a monetary reward. The amount of gas needed in a transaction is roughly equivalent to the value of energy needed plus a small transaction fee. Gas price fluctuates with supply and demand for processing power since miners can choose to not process transactions when gas prices are low. Gas has another important function in preventing unintentional waste of energy. Because the coding language for Ethereum is Turing-complete, there is a possibility of a program running indefinitely, and a transaction can be left consuming a lot of energy. A gas limit is imposed as the maximum price users are willing to pay to facilitate transactions. When gas runs out, the program will be terminated, and no additional energy would be used.

Ether trading platforms operate websites that facilitate the purchase and sale of ether in exchange for other crypto assets and for various government issued currencies, including the U.S. dollar, the euro and the Chinese yuan. Activity on the ether trading platforms should not be confused with the process of users sending ether from one address to another Ethereum address. The latter is an activity that uses ether as a means of exchange and is largely conducted directly using the Ethereum’s blockchain, whereas the former is mostly an activity around ether as a store of value and largely occurs within the trade books of exchanges (i.e., off-blockchain).

While the Ethereum’s application ecosystem is still in its early development, the Sponsor believes that, as more developers and users adopt the platform over time, the potential exists for an increasing number of applications, with the potential for greater functionality to the system as a whole. The end user relies on the hardware, operating system, and applications provided by Ether miners, developers and companies, respectively. The greater the number of ether users, the greater the incentive will potentially be for miners, developers and companies to continue to develop their systems, which in turn may promote the Ethereum network as a whole.

The Trust’s Sponsor further believes that the ether market is maturing to a level such that it is operating with efficiency and scale similar in material respects to the maturing bitcoin market. The Sponsor believes that this maturation is indicated by various objective factors, including, but not limited to:

•	the launch of futures contracts for ether on major, established and regulated commodity futures exchanges in the United States;

•	the subsequent growth of significant trading volume in those futures contracts;

•

the offering of exchange-listed products referencing ether in jurisdictions outside the United States and the offering of interests in private investment vehicles in the United States that invest in ether by numerous investment managers;

•

the arrival of major, established market makers that rely on sophisticated and technologically enabled trading systems to arbitrage price discrepancies that may appear between ether prices on different ether trading venues and platforms;

•	the development of a robust ether lending market;

•	a significant expansion in the availability of institutional-quality custody services from regulated third-party custodians;

•	the confirmation by the Office of the Comptroller of the Currency that national banks may provide custody services for ether and other virtual currencies; and

•	the advent and increasing prevalence of significant insurance on custodied assets held at third-party custodians.

These factors, among others, have combined to improve the efficiency of the ether market, creating a dynamic, institutional-quality, two-sided market. For more information on ether and the Ethereum network, see “Ether Transactions, Ether Exchanges and Regulation of Ether” below.

The CF Ether-Dollar US Settlement Price

The Reference Rate, which was introduced on May 26, 2021, is based on materially the same methodology (except calculation time) as the Administrator’s ERR, which was first introduced on May 14, 2021 and is the rate on which ether futures contracts are cash-settled in U.S. dollars at the CME. The Reference Rate is designed based on the IOSCO Principals for Financial Benchmarks. The administrator of the Reference Rate is CF Benchmarks Ltd. (the “Benchmark Administrator”). The Reference Rate is calculated daily and aggregates the notional value of ether trading activity across major ether spot exchanges.

The Sponsor believes that the use of the Reference Rate is reflective of a reasonable valuation of the average spot price of ether and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps, the Reference Rate thereby seeks to ensure that transactions in ether conducted at outlying prices do not have an undue effect on the value of a specific partition, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index level, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that an oversight function is implemented by the Benchmark Administrator in seeking to ensure that the Reference Rate is administered through codified policies for Reference Rate integrity.

Reference Rate data and the description of the Reference Rate are based on information made publicly available by the Benchmark Administrator on its website at https://www.cfbenchmarks.com. None of the information on the Benchmark Administrator’s website is incorporated by reference into this prospectus.

Emerging Growth Company Status

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things:

•

provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or

•	comply with any new audit rules adopted by the Public Company Accounting Oversight Board after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) it having $1.0 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on March 8, 2021 pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of [                    , 2021]. Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on March 5, 2021.

Principal Offices

The Trustee’s principal office is located at 251 Little Falls Drive, Wilmington, DE 19808. The Sponsor’s address is 245 Park Avenue, 35th Floor, New York, NY 10167, and its telephone number is [        ]. The Administrator’s principal office is located at [            ]. The Transfer Agent’s principal office is located at [            ]. The Custodian’s address is [            ].

The Trust’s Service Providers

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. In addition, the Sponsor:

(i) selects the Trustee, Administrator, Transfer Agent, Ether Custodian, Marketing Agent and the Trust’s auditor;

(ii) negotiates various agreements and fees; and

(iii) performs such other services as the Sponsor believes that the Trust may from time to time require.

As further described below, (i) the Trust will pay the Sponsor a fee for its services provided to the Trust; and (ii) the Sponsor has agreed to pay all routine operational, administrative and ordinary expenses of the Trust. The Sponsor will not be reimbursed in connection with the payment of such expenses.

The Trustee

The Trustee, a Delaware trust company, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust Agreement and the Delaware Statutory Trust Act.

The Administrator

[        ] (“[        ]”) serves as the Trust’s administrator (the “Administrator”). [        ]’s principal address is [        ]. Under the Trust Administration Agreement, the Administrator provides certain services necessary for the operation and administration of the Trust, including net asset value calculations, accounting and other administrative services.

The Transfer Agent

[        ] serves as the transfer agent for the Trust (the “Transfer Agent”). The Transfer Agent facilitates the issuance and redemption of Shares of the Trust.

The Ether Custodian

[        ], serves as the Trust’s ether custodian (the “Ether Custodian”). Under the Ether Custodian Agreement, the Ether Custodian is responsible for safekeeping all of the ether owned by the Trust. The Ether Custodian was selected by the Sponsor. The Ether Custodian has responsibility for opening a special account that holds the Trust’s ether (the “Ethereum Account”), as well as facilitating the transfer of ether required for the operation of the Trust.

The Marketing Agent

[        ] (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor a fee of [        ]% (the “Sponsor Fee”). The Sponsor Fee is calculated on a daily basis (accrued at 1/365 of the applicable percentage of the net asset value (the “NAV”) on that day) and paid on a monthly basis. The Sponsor Fee will accrue and be payable in U.S. dollars.

The Sponsor from time to time will direct the Ether Custodian to sell ether in such quantity as is necessary to permit payment of the Sponsor Fee and may also direct the Ether Custodian to sell ether in such quantities as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor. The Trustee is authorized to direct the Ether Custodian to sell ether at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than ether. Accordingly, the amount of ether to be sold may vary from time to time depending on the level of the Trust’s expenses and liabilities and the market price of ether.

The Trust pays all of the Trust’s extraordinary fees and expenses generally, if any, as determined by the Sponsor. Extraordinary fees and expenses are likely to include non-recurring fees such as legal claims and liabilities, litigation costs and any permitted indemnification payments related thereto, if any, but the Sponsor has discretion to treat other unanticipated expenses as extraordinary fees and expenses. Routine operational, administrative and other ordinary fees and expenses will not be deemed extraordinary fees and expenses.

Understanding Storage of Digital Assets such as Ethereum

There are two (2) main options for storage:

•

Hot storage: Private keys used to sign transactions and prove ownerships of funds are held on online devices, that is to say connected to internet, and therefore do not require human intervention to extract. As it is online it is more accessible, but it is more likely to be attacked. Common market practice is to only keep a small amount of a given cryptocurrency in hot wallets for trading, quick transfer etc. Attacks on cryptocurrencies and hacking of private keys generally impacts hot wallet storage.

•

Cold storage: Private keys used to sign transactions and prove ownerships of funds are held on offline devices (i.e., without connection to the internet) and therefore requires human intervention to extract. This feature makes it more secure, as further described immediately below, but more difficult to access.

Custody (Storage) of the Trust’s Assets

The Trust’s Ether Custodian will keep custody of all of the Trust’s ether. The Ether Custodian will keep a substantial portion of the private keys associated with the Trust’s ether in cold storage or similarly secure technology. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s ether is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked.

Cold storage of private keys may involve keeping such keys in an offline environment or non-networked computer or electronic device or storing the public key and private keys on a storage device (for example, a USB thumb drive) or printed medium and deleting the keys from all computers. The Ether Custodian may receive deposits of ether but may not send ether without use of the corresponding private keys. In order to send ether when the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into a software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. At that point, the Ether Custodian can transfer the ether. Investors should, however, be aware that ether in transit from Authorized Participants to cold storage or from cold storage to Authorized Participants will be exposed to the internet.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. Barring the liquidation of the Trust or extraordinary circumstances, the Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis.

Net Asset Value

NAV means the total assets of the Trust including, but not limited to, all ether, cash or other assets, less total liabilities of the Trust, each determined on the basis of generally accepted accounting principles in the U.S., consistently applied under the accrual method of accounting.

The Administrator calculates the NAV of the Trust and NAV per Share once each day that the Exchange is open for regular trading. The Trust’s daily activities are generally not reflected in the NAV determined for the Business Day on which the transactions are effected (the trade date), but rather on the following Business Day. The Sponsor anticipates posting each daily NAV and NAV per Share at www.wisdomtree.com.

Plan of Distribution

The Trust offers Shares in Baskets to Authorized Participants. See “Creation and Redemption of Shares.” Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. The initial Authorized Participant is expected to be [        ]. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

The offering of the Shares is a best efforts offering. The Trust does not intend to issue fractions of a Basket. The Shares are traded on the Exchange under the symbol “[        ].” Investors that purchase Shares through a commission or fee-based brokerage account may pay commissions or fees charged by the brokerage account. Investors should review the terms of their brokerage accounts for details on applicable charges.

Federal Income Tax Considerations

It is expected that owners of Shares will be treated, for U.S. federal income tax purposes, as if they own a proportionate share of the assets of the Trust, as if they directly receive a proportionate share of any income of the Trust, and as if they will incur a proportionate share of the expenses of the Trust. Consequently, each sale of ether by the Trust (which includes under current Internal Revenue Service (“IRS”) guidance using ether to pay expenses of the Trust) would constitute a taxable event to shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Baskets consist of ether. Such deposits are held by the Ether Custodian on behalf of the Trust until (i) delivered out in connection with redemptions of Baskets or (ii) sold by the Ether Custodian at the direction of the Trustee to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

Risk Factors

An investment in the Trust involves significant risks. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page [        ].

•	There can be no assurance that the Trust will achieve its investment objective.

•	There is no assurance as to whether the Trust will be profitable or meet its expenses and liabilities.

•

An investment in the Trust carries with it the inherent risks associated with investments in ether, the trading prices for which have exhibited high levels of volatility, unpredictability and could become illiquid at any time. Because of such factors, ether should be viewed as a highly speculative asset and Shareholders could lose all or substantially all of their investment in the Trust.

•

Investors considering a purchase of Shares of the Trust should carefully consider how much of their total assets should be exposed to the ether market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust.

•	The Ethereum network is relatively new and has a limited history, and there is no assurance that usage of Ethereum network, and ether itself, will continue to grow.

•	As the Ethereum network evolves, the network could be subject to internet connectivity disruptions, consensus failures, scaling issues and cybersecurity attacks, and new issues could be discovered,

•	A temporary or permanent “fork” of the Ethereum network could adversely affect the value of ether and an investment in the Trust.

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Regulation of ether and the Ethereum network continues to evolve in both the U.S. and foreign jurisdictions, which may result in restrictions on the use of ether or otherwise impact the demand for ether.

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Disruptions at ether exchanges and in the OTC market could adversely affect the availability of ether and the ability of Authorized Participants to purchase or sell ether and therefore their ability to create and redeem Shares of the Trust.

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The loss or destruction of certain “private keys,” including by the Ether Custodian, could prevent the Trust from accessing its ether. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust.

•

The Reference Rate has a limited history and the price of ether reflected therein is an average composite reference rate calculated using volume-weighted trading price data from certain ether exchanges. These ether exchanges may change over time and the Benchmark Administrator may remove or add ether exchanges to the Reference Rate in the future, as well as the provisions of its publicly available criteria (the “CF Constituent Exchange Criteria”) accessible on its website at www.cfbenchmarks.com.

•	The Trust’s return will likely not match the performance of the price of ether because the Trust incurs operating expenses.

•

The NAV of the Trust may not always correspond to the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of ether exchanges due to fraud, failure, security breaches or otherwise. As a result, although all creations and redemptions are expected to take place in-kind in transactions with Authorized Participants, Baskets may be created or redeemed at a dollar value that differs from the market price of the Shares. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares at a discount or a premium to NAV. Investors also should note that the size of the Trust in terms of total assets held may change substantially over time and from time to time as Baskets are created and redeemed.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, as well as information found in documents incorporated by reference in this prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risk Factors Associated with Ether and the Ethereum Network

Digital assets such as ether are relatively new, and the value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets that are uncertain and difficult to evaluate.

Digital assets such as ether are relatively new, and the value of the Shares is influenced by a wide variety of factors that are uncertain and difficult to evaluate, such as the infancy of their development, their dependence on technologies such as cryptographic protocols, their dependence on the role played by miners and developers, the future success (or lack thereof) of the Ethereum network and its core developers in upgrading the Ethereum network’s source code to improve transaction processing speed/throughput, overall efficiency, the network’s capabilities and ability to scale, and the potential for malicious activity. For example, the following are some of the risks could materially adversely affect the value of the Shares:

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Ethereum’s lack of a physical form, reliance on technology for its creation, existence and transactional validation and its decentralization may subject its integrity to the threat of malicious attacks and technological obsolescence.

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As an intangible asset without centralized issuers or governing bodies, ether has been, and may in the future be, subject to security breaches, cyberattacks or other malicious activities, as well as human errors or computer malfunctions that may result in the loss or destruction of private keys needed to access such assets. While the Custodian intends to take reasonable measures to secure the Trust’s holdings in ether, if such threats are realized or the measures or controls created or implemented to secure the ether holdings fail, it could result in a partial or total misappropriation or loss of the Trust’s ether holdings, and the Trust’s financial condition and operating results would be harmed.

•

The trading prices of many digital assets, including ether, have experienced extreme volatility in recent periods and may continue to do so. The prevalence of such assets is a relatively recent trend, and their long-term adoption by investors, consumers and businesses is unpredictable. For instance, there were steep increases in the value of certain digital assets, including ether, over the course of 2017, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2018 in digital asset trading prices, including for ether, where prices remained at such lower levels until approximately March 2020, at which time ether prices increased to reach all-time highs in May 2021. There can be no assurance that such increases will continue in the future, or that they will not be offset by declines. By way of example, even during such overall price increase in early 2021, ether experienced substantial price volatility, including decreases of over 10% in a single day. The ether markets may still be experiencing a bubble or may experience a bubble again in the future. Extreme volatility in the future, including further declines in the trading prices of ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

•

The loss or destruction of a private key required to access a digital asset such as ether may be irreversible. If a private key is lost, destroyed or otherwise compromised, including by the Ether Custodian, the Trust will be unable to access the ether corresponding to that private key, resulting in loss.

•	Digital asset networks and the software used to operate them are in the early stages of development. Digital assets have experienced, and the Sponsor expects will experience in the future, sharp fluctuations in value. Given the infancy of the development of digital asset networks, parties may be unwilling to transact in digital assets, which would dampen the growth, if any, of digital asset networks, including the Ethereum network.

•

Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Ethereum network, would affect the ability to transfer digital assets, including ether, and, consequently, adversely affect their value.

•

Because ether has no physical existence beyond the record of transactions on the Ethereum blockchain, a variety of technical factors related to the Ethereum network could also impact the price of ether. For example, malicious attacks by “miners” who validate ether transactions, inadequate mining fees to incentivize validating of ether transactions, hard “forks” of the Ethereum blockchain into multiple blockchains, and advances in quantum computing could undercut the integrity of the Ethereum blockchain and negatively affect the price of ether.

•

The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in a digital asset network, such as the Ethereum network, could result in a “fork” in such network’s blockchain, resulting in the creation of multiple separate networks, which could compete with one another for users, miners, and developers. This could adversely affect the Ethereum network and ether prices. In particular, the Ethereum network is in the process of implementing software upgrades and other changes to its protocol. For example, the Ethereum network is in the early stages of an upgrade called Serenity, or Ethereum 2.0. Ethereum 2.0. is intended to be a new iteration of the Ethereum network that changes its consensus mechanism from proof-of-work (which is also the consensus mechanism used for the Bitcoin network) to proof-of-stake and incorporate the use of sharding. This version aims to solve two main challenges Ethereum is facing: a clogged network that can only handle limited number of transactions per second (with increased gas fees for faster transactions), and the large consumption of energy that comes with the proof-of-work mechanism. Ethereum 2.0 is envisioned to be more scalable, secure, and sustainable, although when (or if) it will ultimately be implemented, and other fall-out issues, remain unclear. A blockchain protocol’s consensus mechanism is a critical feature of its source code, and any failure to properly implement the major structural changes to the core consensus mechanism of the Ethereum network contemplated as part of Ethereum 2.0 could have a material adverse effect on the value of ether and the value of the Shares. In addition, over the past several years, digital asset mining operations have become more costly as they have evolved from individual users mining with computer processors, graphics processing units and first-generation application specific integrated circuit machines to “professionalized” mining operations using specialized hardware or sophisticated machines. Ethereum Improvement Proposal (“EIP”) 1559 has been approved by the Ethereum core developers for inclusion in the “London” hard fork scheduled for July 2021, which is deliberately designed to reduce mining fees. EIP 1559 is intended to reduce the fees miners earn by taking out of circulation, or “burning”, the gas fees that users who send transactions on the Ethereum network currently must pay. However, if key constituencies such as miners are unable to reach consensus among themselves and the wider Ethereum community about proposed changes, including, for example, Ethereum 2.0 or EIP 1559, among other EIPs, it may negatively impact the Ethereum network’s utility, operations, and ability to adapt and face challenges.

•

Currently, gas fees are paid directly to miners as additional compensation for validating transactions. After EIP 1559, however, miners will no longer receive such gas fees, which could materially impact the profitability of their mining operations. Miners will still receive the “block reward” for mining new blocks, which is currently two (2) ether, and may receive a discretionary “tip” from the sender. If the profit margins of ether mining operations are not sufficiently high, ether miners are more likely to immediately sell newly-issued tokens earned by mining and/or to liquidate existing ether inventories in order to make up for the shortfall in mining revenue, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce the market price of ether.

•

Decentralized application and smart contract developers depend on being able to obtain ether to run their programs and operate their businesses. In particular, decentralized applications and smart contracts require ether in order to pay the gas fees needed to power such applications and smart contracts and execute transactions. As such, they represent a significant source of demand for ether. Ether’s price volatility (particularly where ether prices increase), or the Ethereum network’s wider inability to meet the demands of decentralized applications and smart contracts in terms of inexpensive, reliable, and prompt transaction execution (including during congested periods), or to solve its scaling challenges or increase its throughput, may discourage such decentralized application and smart contract developers from using the Ethereum network as the foundational infrastructure layer for building their applications and smart contracts. If decentralized application and smart contract developers abandon the Ethereum blockchain for other blockchain or digital asset networks or protocols for whatever reason, the value of ether could be negatively affected.

•

Governance of many digital asset networks, including the Ethereum network, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of the Ethereum network, which may stymie the Ethereum network’s utility and ability to grow and solve challenges. In particular, it may be difficult to find solutions or martial sufficient effort to overcome current or future problems on the Ethereum network.

•	The foregoing notwithstanding, the Ethereum network’s software protocol is informally managed by a group of core developers that propose amendments to the Ethereum network’s source code.

•

The core developers evolve over time, largely based on self-determined participation. To the extent that a significant majority of users and miners adopt amendments to the Ethereum network, the Ethereum network will be subject to new protocols that may adversely affect the value of ether.

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The open-source structure of many digital asset network protocols, such as the protocol for the Ethereum network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the software protocol of the Ethereum network could damage the network, and adversely affect the value of ether.

•

Miners, developers and users may switch to or adopt certain digital asset networks at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Ethereum network.

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To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ethereum blockchain until a block is solved by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in the Ethereum network.

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In the past, flaws in the source code for digital asset networks, such as those related to the Ethereum network, have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying Ethereum or the source code for ether, the Ethereum network or smart contracts, could prove to be flawed or ineffective, or developments in mathematics and/or technology, such as advances in quantum computing, could result in such cryptography becoming ineffective, enabling a malicious actor to take the Trust’s ether, which would adversely affect the value of the Shares. Even if another digital asset other than ether were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including ether, and therefore adversely affect the value of the Shares.

•

Banks and other established financial institutions may refuse to process funds for ether transactions; process wire transfers to or from ether exchanges, ether-related companies or service providers; or maintain accounts for persons or entities transacting in ether. This could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as ether, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

Additionally, because digital assets, including ether, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict or evaluate as of the date of this registration statement.

The value of the Shares relates directly to the value of ether, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the ether held by the Trust. The price of ether has fluctuated widely and may continue to experience significant price fluctuations, which could adversely affect the value of the Shares.

The price of ether could drop precipitously (including to zero). Several factors may affect the price of ether, including:

•

Regulatory changes, whether in or outside the United States, which inhibit (or ban) the holding and/or transacting in ether. For example, the application of securities laws and other regulations to such assets is unclear in many respects, and it is possible that regulators in the United States or foreign countries may create new regulations or interpret laws in a manner that adversely affects the price of ether. The growth of the digital assets industry in general, and the use and acceptance of ether in particular, may also impact the price of ether and is subject to a high degree of uncertainty;

•

Global ether supply, which is estimated at [    ] as of [    ]. The pace of worldwide growth in the adoption and use of ether may depend, for instance, on public familiarity with digital assets, ease of buying and accessing ether, institutional demand for ether as an investment asset, consumer demand for ether as a means of payment, and the availability and popularity of alternatives to ether. Even if growth in ether adoption occurs in the near or medium-term, there is no assurance that ether usage will continue to grow over the long term;

•

The adoption of ether as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Ethereum network, and speculative expectations related thereto;

•	Forks in the Ethereum network;

•	Investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or ether, and digital asset and fiat currency conversion and exchange rates;

•

Monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of ether as a form of payment or the purchase of ether on the ether markets;

•

Increased competition from other forms of digital assets or payment services, including digital currencies constituting legal tender that may be issued in the future by central banks, or digital assets meant to serve as a medium of exchange by major private companies or other institutions;

•	Global or regional political, economic or financial conditions, events and situations, such as the novel coronavirus outbreak;

•	Consumer and investor preferences and perceptions of ether specifically and digital assets generally;

•

Decreased confidence in ether exchanges generally due to the failure of certain ether exchanges or their being subject to hacks, service outages, or manipulative trading activity, as well as to the lack of regulation and transparency associated with some of them;

•	Fiat currency withdrawal and deposit policies on ether exchanges;

•	The liquidity of ether markets;

•	Levels of speculative interest and trading activity in ether and other digital asset markets;

•	Investment and trading activities of large holders of ether;

•	An active derivatives market for ether or for digital assets generally; and

•	Fees associated with processing an ether transaction and the speed at which ether transactions are settled.

The Trust is not actively managed and does not and will not have any strategy relating to the development of the Ethereum network. Furthermore, the Sponsor cannot be certain as to the impact of the expansion of its ether holdings on the digital asset industry and the Ethereum network. A decline in the popularity or acceptance of the Ethereum network would harm the value of the Trust.

Ether transactions are irrevocable and stolen or incorrectly transferred ether may be irretrievable. As a result, any incorrectly executed ether transactions could adversely affect an investment in the Trust.

Ether transactions are not reversible. Once a transaction has been verified and recorded in a block that is added to the Ethereum blockchain, an incorrect transfer of cryptocurrency, such as ether, or a theft of ether generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Trust.

The custody of the Trust’s ether is handled by the Ether Custodian. The Sponsor has evaluated the procedures and internal controls of the Trust’s Ether Custodian to safeguard the Trust’s ether holdings. However, if the Ether Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s ether holdings, and the Trust’s private key(s) is (are) lost, destroyed or otherwise damaged or compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its ether, which could adversely affect an investment in the Shares of the Trust. When used to sign transactions, the risk of private key theft is heightened as security measures like encryption need to be reversed in order to access and use the private key. In addition, if the Trust’s private key(s) is (are) misappropriated and the Trust’s ether holdings are stolen, including from or by the Ether Custodian, the Trust could lose some or all of its ether holdings, which could adversely impact an investment in the Shares of the Trust.

Security threats to the Trust’s account with the Ether Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s ether held in the Trust’s account with the Ether Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s ether and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the Ether Custodian is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s ether may be subject to theft, loss, destruction or other attack.

The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s ether. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Ether Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Ether Custodian, the private keys (and therefore ether) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the Ether Custodian, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Ether Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account with the Ether Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, suspend redemptions or suffer a reduction in assets, the occurrence of which could similarly result in a reduction in the price of the Shares.

The value of the Shares depends on the development and acceptance of the Ethereum network. The slowing or stopping of the development or acceptance of the Ethereum network may adversely affect an investment in the Trust.

The Ethereum network, including the cryptographic and algorithmic protocols associated with the operation of the Ethereum blockchain, has only been in existence since 2015, and ether markets have a limited performance record, making them part of a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. The growth of the digital asset industry in general, and the Ethereum network in particular, is subject to a high degree of uncertainty. For example, the following are some of the risks could materially adversely affect the value of the Shares:

•

As the Ethereum network continues to develop and grow, certain technical issues might be uncovered and the troubleshooting and resolution of such issues requires the attention and efforts of Ethereum’s global development community.

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In 2016, the Ethereum network underwent a hard fork as part of the Ethereum network community’s response to a significant security breach in which an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. This hard fork resulted in the creation of a new digital asset network called Ethereum Classic. This hard fork was contentious, and as a result some users of the Ethereum Classic network may harbor ill will toward the Ethereum network. These users may attempt to negatively impact the use or adoption of the Ethereum network.

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The Ethereum Network is currently in the process of being upgraded to Ethereum 2.0. The main purpose of the upgrade is to increase transaction throughput for the network from the current of about 15 transactions per second to up to tens of thousands of transactions per second. This upgrade may fail to achieve the expected benefits or widespread adoption, leading to a decline in public support for, and the price of, ether.

•

It is possible that some of the largest ether wallets are controlled by the same person or entity, or that other persons or entities control multiple wallets that collectively hold a significant number of ether, even if each wallet individually only holds a small amount. As a result of this potential concentration of ownership, large sales by such holders may have an adverse effect on the market price of ether.

There is no assurance that the Ethereum network, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to digital asset service providers will not be negatively affected by government regulation or supply and demand of ether.

A disruption of the Internet may affect the operation of the Ethereum network, which may adversely affect ether and an investment in the Trust.

The Ethereum network relies on the Internet. A significant disruption of Internet connectivity (i.e., one that affects large numbers of users or geographic regions) could disrupt the Ethereum network’s functionality and operations until the disruption on the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate.

Potential amendments to the Ethereum network’s protocols and software could, if accepted and authorized by the Ethereum network community, adversely affect an investment in the Trust.

The Ethereum network uses a cryptographic protocol to govern the interactions within the Ethereum network. A loose community known as the core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolve over time. The core developers can propose amendments to the Ethereum network’s source code that could alter the protocols and software of the Ethereum network and the properties of ether. These alterations would occur through software upgrades, and could potentially include changes to the irreversibility of transactions and limitations on the mining of new ether. The Ethereum network could be subject to new protocols and software that may adversely affect an investment in the Trust, to the extent that a significant majority of the users and miners on the Ethereum network install such software upgrades.

The open-source structure of the Ethereum network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Ethereum network protocol. A failure to properly monitor and upgrade the Ethereum network protocol could damage the Ethereum network and an investment in the Trust.

The Ethereum network operates based on an open-source protocol maintained by the core developers and other contributors. As the Ethereum network protocol is not sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the Ethereum network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Ethereum network and the core developers may lack the resources to adequately address emerging issues with the Ethereum network protocol. Although the Ethereum network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. Alternatively, some developers may be funded by entities whose interests are at odds with other participants in the Ethereum network. To the extent that material issues arise with the Ethereum network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Ethereum network and an investment in the Trust may be adversely affected.

A temporary or permanent “fork” of the Ethereum Blockchain could adversely affect an investment in the Trust.

Ethereum software is open source. Any user can download the software, modify it and then propose that ether users and miners adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the Ethereum network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is nonetheless implemented by some users and miners and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork”

(i.e., “split”) of the Ethereum network (and the blockchain), with one version running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two (or more) versions of the Ethereum network running in parallel, but with each version’s ether lacking interchangeability. Such a fork in the Ethereum blockchain typically would be addressed by community-led efforts to merge the forked Ethereum blockchains, and several prior forks have been so merged. Since the Ethereum network’s inception, modifications to the Ethereum network have been accepted by the vast majority of users and miners, ensuring that the Ethereum network remains a coherent economic system and the focal point of the majority of developer activity. There is no assurance, however, that this will continue to be the case, and if it is not, then the price of ether could be negatively affected. The original blockchain and the forked blockchain could potentially compete with each other for users, developers, and miners, leading to a loss of these for the original blockchain. A fork of any kind could adversely affect an investment in the Trust or the ability of the Trust to operate and the Trust’s procedures may be inadequate to address the effects of a fork.

Forks occur for a variety of reasons and have occurred with ether as well as other cryptocurrencies. First, forks may occur after a significant security breach. For example, in 2016, a smart contract using the Ethereum Network was hacked by an anonymous hacker, who syphoned approximately $60 million worth of Ether held by The DAO, a distributed autonomous organization, into a segregated account. As a result of this event, most participants in the Ether ecosystem elected to adopt a proposed fork designed to effectively reverse the hack. However, a minority of users continued to develop the old blockchain, now referred to as “Ethereum Classic”, with the digital asset on that blockchain now referred to as ether classic. Ether classic remains traded on several digital asset exchanges.

Second, forks could be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. If a permanent fork were to occur, then the Trust could hold amounts of both ether and the new alternative. As described below, the Trust will hold ether, the new alternative, or both, based on the Sponsor’s sole discretion as to whether the new alternative is an appropriate medium for investment. The Sponsor will retain full discretion as it relates to the handling of forks.

Third, forks may occur as a result of disagreement among network participants as to whether a proposed modification to the network should be accepted.

Finally, the acceptance of software modifications and other upgrades by only a portion of users of the Ethereum network to planned changes, such as those related to the London hard fork or Ethereum 2.0, may result in a fork of the Ethereum network’s blockchain, resulting in the operation of multiple separate networks. By way of example, in April 2021, a group of miners successfully created a branch off of the Ethereum network in opposition to EIP 1559 and is seeking to maintain the proof-of-work mechanism. However, its potential use and impact to ether are currently unknown.

In the event of a hard fork of the Ethereum network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Ethereum network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Ethereum network, is generally accepted as the Ethereum network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of Ethereum, users, service providers, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Ethereum network. However, even after taking these factors into consideration, there is no guarantee that the Sponsor’s determination as to the most appropriate network for the Trust’s purposes will ultimately become the most valuable fork, which may adversely affect the value of the Shares. The Sponsor may also disagree with

Shareholders and security vendors on what is generally accepted as Ether and should therefore be considered “ether” for the Trust’s purposes, which may also adversely affect the value of the Shares.

Moving from Proof-of-Work (PoW) to Proof-of-Stake (PoS) Consensus Mechanism

The Ethereum network is attempting to move from a proof-of-work to a proof-of-stake mechanism called Ethereum 2.0 that may result is users potentially adopting the new mechanism or rejecting it in favor of other smart contract protocols. There is no guarantee that the Ethereum community will embrace Ethereum 2.0, and the new protocol may never reach critical mass. Although Ethereum 2.0 is supported by many of the Ethereum network’s core developers as it is expected to improve network efficiency, scalability and security, segments of the mining community are against adoption or planned Ethereum network upgrades leading up to Ethereum 2.0, and the current mining community may resist adoption of the new protocol and it may be slowed or stopped all together. It is possible that there will never be a complete transition to Ethereum 2.0, and the two protocols (among potentially others) will endure and compete going forward. Lack of adoption of Ethereum 2.0 may have a negative effect on the market value of ether, and consequently the NAV of the Trust.

The Ethereum Blockchain could be vulnerable to a “51% attack,” which could adversely affect an investment in the Trust or the ability of the Trust to operate.

If the majority of the processing power dedicated to mining on the Ethereum network is controlled by a bad actor or other participants in the Ethereum network, such as miners that disagree with potential actions being taken to change the Ethereum network (often referred to as a “51% attack”), such actor(s) may be able to alter the Ethereum blockchain on which the Ethereum network and ether transactions rely. The possible crossing of this threshold indicates a greater risk that a single mining pool could exert authority over the validation of ether transactions. If the feasibility of an actor(s) gaining control of the processing power on the Ethereum network increases, there may be a negative effect on an investment in the Trust.

Ethereum Classic has been the subject of 51% attacks and it is believed that mining pools could potentially exceed the 50% threshold on the Ethereum network. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Ethereum transactions. In addition, a malicious actor may also obtain control over the Ethereum network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. If such an attack occurred, even outside of the Ethereum blockchain, investor sentiment in the infrastructure of digital assets generally could be adversely affected, effecting demand and therefore ultimately the price of a digital asset such as ether, thus adversely impacting the value of the Shares.

In addition, actions that amount to less than a 51% attack could nonetheless be detrimental. Miners, functioning in their transaction confirmation capacity, collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees. If miners collude in an anticompetitive manner to reject low transaction fees, then ether users could be forced to pay higher fees, which could result in reduced confidence in, and use of, the Ethereum network. Any collusion among miners may adversely impact the attractiveness of the Ethereum network and may adversely impact the ability of the Trust to operate.

If miners expend less processing power on the Ethereum network, it could adversely effect ether

Miners decreasing or ceasing operations would reduce the collective processing power on the Ethereum network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Ethereum blockchain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, the Ethereum network may be more vulnerable to a

51% attack or other action that could have negative consequences. For example, if miners abandon the Ethereum network on a large scale following the planned July 2021 “London” hard fork implementing EIP 1559, which will reduce miners’ revenue because it will cause the Ethereum network to burn the gas fees that senders of transactions currently pay instead of paying them to miners as additional compensation for validating transactions, then the reduction in available hashrate could potentially make it easier to mount a 51% attack against the Ethereum blockchain. If the Ethereum blockchain suffers a 51% attack, the price of ether would be negatively affected, and a loss of confidence in the Ethereum network would result. Any reduction in confidence in the confirmation process or processing power of the Ethereum network may adversely affect an investment in the Trust.

Blockchain technologies are based on the theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances.

Blockchain technologies are premised on theoretical conjectures as to the impossibility, in practice, of solving certain mathematical problems quickly. Those conjectures remain unproven, however, and mathematical or technological advances could conceivably prove them to be incorrect. Blockchain technology companies may also be negatively affected by cryptography or other technological advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning the Ethereum blockchain and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies, such as the Ethereum network, could quickly collapse, and an investment in the Trust may be adversely affected.

The price of ether on the ether market has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust.

The price of ether as determined by the ether market has experienced periods of extreme volatility and may be influenced by a wide variety of factors. Speculators and investors who seek to profit from trading and holding ether generate a significant portion of ether demand. Such speculation regarding the potential future appreciation in the value of ether may cause the price of ether to increase. Conversely, a decrease in demand for or speculative interest regarding ether may cause the price to decline. The volatility of the price of ether, particularly arising from speculative activity, may have a negative impact on the performance of the Trust.

Ethereum exchanges on which ether trades are relatively new and, in some cases, unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

Over the past several years, a number of crypto asset exchanges have been closed or faced issues due to fraud, failure, security breaches or governmental regulations. Exchanges that trade ether may be more exposed to the risk of market manipulation than exchanges for more traditional assets, and are not typically required to protect customers or their markets to the same extent that regulated securities exchanges or futures exchanges are required to do so. Furthermore, many ether exchanges lack certain safeguards established by more traditional exchanges to enhance the stability of trading on the exchange, such as measures designed to prevent sudden drops in value of items traded on the exchange (i.e., “flash crashes”). As a result, the prices of crypto assets, including ether, on exchanges may be subject to larger and more frequent sudden declines than assets traded on more traditional exchanges. While the Trust itself does not generally buy or sell ether on ether exchanges, except in relation to paying applicable expenses, the closure or temporary shutdown of ether exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Ethereum network and can slow down the mass adoption of ether. Further, such ether exchange failures or that of any other major component of the overall ether ecosystem can have an adverse effect on ether markets and the price of ether and could therefore have a negative impact on the performance of the Trust.

Sales of new ether may cause the price of ether to decline, which could negatively affect an investment in the Trust.

Newly created ether are generated through a process referred to as “mining.” If entities engaged in ether mining choose not to hold the newly mined ether, and, instead, make them available for sale, there can be downward pressure on the price of ether. An ether mining operation may be more likely to sell a higher percentage of its newly created ether, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of ether. Lower ether prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined ether could result in a reduction in the price of ether, which could adversely impact an investment in the Shares.

The Ethereum network faces scaling challenges and efforts to increase the volume of transactions may not be successful.

The Ethereum network faces significant scaling challenges due to the fact that public blockchains generally face a tradeoff between decentralization, security and scalability. One means through which public blockchains such as the Ethereum network achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. Achieving decentralization may mean that every single node on a given digital asset network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. However, this may involve tradeoffs from an efficiency perspective, and impose constraints on throughput. Escalating gas prices and long confirmation times adversely affect the Ethereum ecosystem and potentially limit the potential of DeFi.

Historically, the development of the source code of the Ethereum protocol has been overseen by the Ethereum Foundation and the core developers. The core developers evolve over time, largely based on self-determined participation. However, the Ethereum network would cease to operate successfully without both miners and users, and the core developers cannot formally compel them to adopt the changes to the source code desired by core developers, or to continue to render services or participate in the Ethereum network. EIP 1559 is an example of a proposed change where certain constituencies, such as miners, or sub-groups within a constituency, may have differing interests from those of the core developers or certain users of the Ethereum network, such as decentralized application and smart contract developers. As a general matter, the governance of the Ethereum network generally depends on the majority of all members of the Ethereum community ultimately reaching some form of voluntary agreement on significant changes.

The decentralized governance of the Ethereum network may make it difficult to find or implement solutions or marshal sufficient effort to overcome existing or future problems, especially protracted ones requiring substantial directed effort and resource commitment over a long period of time, such as scaling challenges and the implementation of Ethereum 2.0. Deeply-held differences of the opinion have led to forks in the past, such as between Ethereum and Ethereum Classic following The DAO hack, and could lead to additional forks in the future, with potentially divisive effects. The Ethereum network’s failure to overcome governance challenges could exacerbate problems experienced by the network or cause the network to fail to meet the needs of its users, and could cause users, miners, and developer talent to abandon the Ethereum network or to choose competing blockchain protocols, or lead to a drop in speculative interest, which could cause the value of ether to decline. For example, Ethereum’s source code contains a “difficulty bomb,” which adjusts the difficulty of proof-of-work mining over time until it becomes extraordinarily difficult. The difficulty bomb was first introduced to Ethereum’s source code in the Homestead release in 2016, and was originally intended to encourage miners to switch to proof-of-stake once it is made available. Subsequent network upgrades have been implemented to delay the onset of the difficulty bomb, most recently Muir Glacier in January 2020, and other upgrades are planned. If the Ethereum community is unable to reach consensus in the future on a delay or other action to address the difficulty bomb, it could have adverse consequences for the network or lead to a fork, which could affect the value of ether.

If increases in throughput on the Ethereum network lag behind growth in usage of ether, average fees and settlement times may increase considerably. For example, the Ethereum network has been significantly congested at times, which has led to increased transaction fees. Increased fees and decreased settlement speeds could preclude certain uses for ether, and could reduce demand for, and the price of, ether, which could adversely impact the value of the Shares.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of the Ethereum network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of the Shares.

Smart contracts are new and their ongoing development and operation may result in problems or be subject to errors or hacks, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.

Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming (i.e., coding errors) can have damaging effects. For instance, coding errors may potentially create vulnerabilities that allow an attacker to drain the funds associated with the smart contract, cause issues or render the protocol unusable. There have been a number of vulnerabilities in various smart contract implementations exploited by hackers since the launch of the Ethereum network in 2015 that have resulted in the loss of ether from accounts. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of ether.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users”. These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data, and make other changes to the smart contract.

Many applications associated with DeFi are currently deployed on the Ethereum network, and smart contracts relating to DeFi applications currently represent a significant source of demand for ether. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Ethereum network and represent a significant source of demand for ether, public confidence in the Ethereum network itself could be negatively affected, and the value of ether could decrease.

New competing blockchain networks may pose a challenge to ether’s current market position, resulting in a reduction in demand for ether, which could have a negative impact on the price of ether and may have a negative impact on the performance of the Trust.

The Ethereum network and ether, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage has resulted in the Ethereum network evolving into one of the most well-developed networks of any digital asset, particularly for the creation of decentralized applications and smart contracts. The Ethereum network enjoys an increasing user base and mining power in use to secure the Ethereum blockchain. Having a large mining network provides users confidence regarding the security and long-term stability of the Ethereum network. This in turn creates a domino effect that inures to the benefit of the Ethereum network – namely, the advantage of more users and miners makes a digital asset more secure, which potentially makes it more attractive to new users and miners, resulting in a network effect that potentially strengthens the first-to-market advantage. However, despite the first-mover advantage of the Ethereum network over other digital assets, it is possible that real or perceived shortcomings in the Ethereum network, or technological, regulatory or other developments, including the failure to implement planned changes, such as Ethereum 2.0, could result in a decline in popularity and acceptance of ether and the Ethereum network.

Competition from central bank digital currencies (“CBDCs”) could adversely affect the value of ether and other digital assets.

Central banks have introduced digital forms of legal tender (CBDCs). China’s CBDC project, known as Digital Currency Electronic Payment (“DC/EP”), has reportedly been tested in a live pilot program conducted in multiple cities in China, including multiple banks. A recent study published by the Bank for International Settlements estimated that at least 36 central banks have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, ether and other cryptocurrencies as a medium of exchange or store of value. As a result, the value of ether could decrease, which could adversely affect an investment in the Trust.

Miners could act in collusion to raise transaction fees, which may adversely affect the usage of the Ethereum network.

Ethereum miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. To the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the Ethereum blockchain until a block is solved by a miner who does not require the payment of transaction fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. If miners collude in an anticompetitive manner to reject low transaction fees, then ether users could be forced to pay higher fees, thus reducing the attractiveness of the ether network, or to wait longer times for their transactions to be validated by a miner who does not require the payment of a transaction fee. Ethereum mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Trust or the ability of the Trust to operate.

As technology advances, miners may be unable to acquire the digital asset mining hardware necessary to develop and launch their operations. A decline in the ether mining population could adversely affect the Ethereum network and an investment in the Trust.

Due to the increasing demand for digital asset mining hardware, miners may be unable to acquire the proper mining equipment or suitable amount of equipment necessary to continue their operations or develop and launch their operations. In addition, because successful mining of a digital asset that uses “proof of work” validation requires maintaining or exceeding a certain level of computing power relative to other validators, miners will need to upgrade their mining hardware periodically to keep up with their competition. The development of supercomputers with disproportionate computing power may threaten the integrity of the ether market by concentrating mining power, which would make it unprofitable for other miners to mine. The expense of purchasing or upgrading new equipment may be substantial and diminish returns to miners dramatically. A decline in miners may result in a decrease in the value of ether and the value of the Trust.

Congestion or delay in the Ethereum network may delay purchases or sales of ether by the Trust.

Increased transaction volume could result in delays in the recording of transactions due to congestion in the Ethereum network and/or cause higher gas fees. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Ethereum network. Any delay in the Ethereum network could affect the Trust’s ability to buy or sell ether at an advantageous price or at high transaction fees, resulting in decreased confidence in the Ethereum network. As a result, the Ethereum network and the value of the Trust would be adversely affected.

Ethereum mining is energy intensive and concerns about climate change may raise the economic and societal costs of ether mining.

Ethereum mining involves advanced computers that consume significant energy, which may cause other blockchain networks to gain popularity at the expense of ether or otherwise cause the Ethereum network to lose its appeal, which may negatively impact the price of ether. While it is anticipated that changes from a proof-of-work to a proof-of-stake consensus mechanism will lower energy consumption, such changes may not be successfully implemented. The energy intensive nature of ether mining is mitigated by the fact that many miners elect to operate geographically near renewable energy sources where energy might be otherwise wasted. For example, miners are located in China near hydroelectric dams which produce more energy than local power grids can accommodate.

Risk Factors Associated with the Exchange Market

The value of the Shares relates directly to the value of the ether held by the Trust and fluctuations in the price of ether could materially and adversely affect an investment in the Shares.

The Shares are designed to mirror as closely as possible the performance of the price of ether, as determined by the Reference Rate, and the value of the Shares relates directly to the value of the ether held by the Trust, less the Trust’s liabilities (including estimated accrued but unpaid fees and expenses). The Reference Rate is derived from the transaction prices on electronic marketplaces where exchange participants may first use fiat currency to trade, buy and sell ether based on bid-ask trading. The Reference Rate uses U.S. Dollar-denominated trading data from ether exchanges to determine its value. Whether an ether exchange is considered eligible to be included in the Reference Rate’s calculation depends on considerations such as depth of liquidity, compliance with applicable legal and regulatory requirements, data availability, domicile and acceptance of U.S. Dollar deposits. The price of ether has fluctuated widely over the past several years and may continue to experience significant price fluctuations. Several factors may affect the Reference Rate, including, but not limited to:

•	Total fungible ether in existence is estimated at approximately [$ ] as of [ ] according to the Benchmark Administrator’s interpretation of data available on the Ethereum blockchain;

•	Interest rates;

•	Currency exchange rates, including the rates at which ether may be exchanged for fiat currencies;

•	Fiat currency withdrawal and deposit policies of ether exchanges and liquidity of such Ethereum exchanges;

•	Interruptions in service from or failures of major ether exchanges;

•	Cyber theft of ether from online ether wallet providers, or news of such theft from such providers, or from individuals’ ether wallets;

•	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in ether;

•	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

•	Regulatory measures, if any, that restrict the use of ether or the purchase of ether on the ether market;

•	The maintenance and development of the open-source software protocol of the Ethereum network;

•	Increased competition from other blockchain networks, forms of cryptocurrency or payments services;

•	Global or regional political, economic or financial events and situations;

•	Expectations among Ethereum economy participants that the value of ether will soon change; and

•	Fees associated with processing an ether transaction.

If ether markets continue to be subject to sharp fluctuations, you may experience losses if you need to sell your Shares at a time when the price of ether is lower than it was when you made your prior investment. Even if you are able to hold Shares for the long-term, your Shares may never generate a profit, since ether markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.

In the event that the price of ether declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

Due to the unregulated nature and lack of transparency surrounding the operations of ether exchanges, the marketplace may lose confidence in ether exchanges, upon which the Trust is dependent.

Digital asset exchanges are relatively new and, in some cases, unregulated. Furthermore, while many prominent exchanges on which ether is traded provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many exchanges do not provide this information. As a result, the marketplace may lose confidence in exchanges, including prominent ether exchanges that handle a significant volume of ether trading.

In addition, over the past several years, some crypto asset exchanges have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such exchanges were not compensated or made whole for the partial or complete losses of their account balances in such exchanges. While smaller crypto asset exchanges are less likely to have the infrastructure and capitalization that make larger exchanges more stable, larger exchanges are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, in November 2019 and July 2019, the Upbit exchange and Bitpoint exchange, respectively, each suffered significant security breaches and hackers obtained thousands of ether valued at millions of dollars at the time of each hack.

Negative perception, a lack of stability in the ether markets (or other crypto asset markets) and the closure or temporary shutdown of ether exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Ethereum network and result in greater volatility in the prices of ether. Furthermore, the closure or temporary shutdown of an exchange used in calculating the Reference Rate may result in a loss of confidence in the Trust’s ability to determine its ether holdings on a daily basis, although the Benchmark Administrator has documented procedures in place in its published methodology to mitigate against these situations and continue to calculate and publish the Reference Rate. These potential consequences of such an ether exchange’s failure could adversely affect the value of the Shares.

Since there is no limit on the number of ether that the Trust may acquire, the Trust itself, as it grows, may have an impact on the supply and demand of ether that ultimately may affect the price of the Shares in a manner unrelated to other factors affecting the global market for ether.

The Trust Agreement places no limit on the number of ether the Trust may hold. Moreover, the Trust may issue an unlimited number of Shares, subject to registration requirements, and therefore acquire an unlimited number of ether in existence at any point in time.

If the number of ether acquired by the Trust is large enough relative to global ether supply and demand, further creations and redemptions of Shares could have an impact on the supply of and demand for ether in a manner unrelated to other factors affecting the global market for ether. Such an impact could affect the Reference Rate, which would directly affect the price at which Shares are traded on the Exchange or the price of future Baskets created or redeemed by the Trust.

Investors in Shares in the secondary market may be subject to brokerage commissions, over which the Funds have no control.

Investors buying or selling Shares in the secondary market may pay brokerage commissions or other charges imposed by brokers, as determined by the applicable broker. Brokerage commissions are often a fixed amount and may be a significant proportional cost for investors seeking to buy or sell relatively small amounts of Shares. In addition, secondary market investors will also incur the cost of the difference between the price that an investor is willing to buy shares (the “bid” price) and the price at which an investor is willing to sell Shares (the “ask” price). This difference in bid and ask prices is often referred to as the “spread” or “bid/ask spread.” The bid/ask spread varies over time for Shares based on trading volume and market liquidity of the Shares and the ether comprising the Trust’s portfolio and is generally lower if Shares have more trading volume and market liquidity and higher if Shares have little trading volume and market liquidity. Further, a relatively small investor base in the Trust, asset swings in the Trust and/or increased market volatility may cause bid/ask spreads to increase. Shares, similar to shares of other issuers listed on a stock exchange, may be sold short and are therefore subject to the risk of increased volatility associated with short selling. Due to the costs of buying or selling Shares, including bid/ask spreads, frequent trading of Shares may significantly reduce investment results and an investment in the Shares may not be advisable for investors who anticipate regularly making small investments.

If ether prices on the exchange market move negatively during hours when the Exchange is closed, trading prices on the Exchange may “gap” down at market open.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and various ether exchanges, including those that represent components of the Reference Rate. While the Exchange is open for trading in the Shares for a limited period each day, the ether exchange market is a 24-hour marketplace. During periods when the Exchange is closed but ether exchanges are open, significant changes in the price of ether on the Exchange Market could result in a difference in performance between the value of ether as measured by the Reference Rate and the most recent ether holdings per Share or closing trading price. To the extent that the price of ether on the Exchange Market, and the value of ether as measured by the Reference Rate, moves significantly in a negative direction after the close of the Exchange, the trading price of the Shares may “gap” down to the full extent of such negative price shift when the Exchange reopens. To the extent that the price of ether on the Exchange Market drops significantly during hours the Exchange is closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

Purchasing activity in the ether exchange market associated with Basket creations or selling activity following Basket redemptions may affect the Reference Rate and Share trading prices, adversely affecting an investment in the Shares.

Purchasing activity associated with acquiring ether required for deposit with the Trust in connection with the creation of Baskets may increase the market price of ether on the ether exchange market, which will result in higher prices for the Shares. Increases in the market price of ether may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of ether that may result from increased purchasing activity of ether connected with the issuance of Baskets. Consequently, the market price of ether may decline immediately after Baskets are created.

Selling activity associated with sales of ether withdrawn from the Trust in connection with the redemption of Baskets may decrease the market price of ether on the ether exchange market, which will result in lower prices for the Shares. Decreases in the market price of ether may also occur as a result of the selling activity of other market participants. If the Reference Rate declines, the trading price of the Shares will generally also decline.

An investment in the Shares may be adversely affected by competition from other methods of investing in ether.

The Trust competes with direct investments in ether and other potential financial vehicles, possibly including securities backed by or linked to ether and digital currency financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in ether directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The Reference Rate may be affected by the sale of other digital currency financial vehicles that invest in and track the price of ether.

To the extent digital currency financial vehicles other than the Trust tracking the price of ether are formed and represent a significant proportion of the demand for ether, large redemptions of the securities of these digital currency financial vehicles, or private funds holding ether, could negatively affect the Reference Rate, the Trust’s ether holdings and the price of the Shares.

Competitors to the Ethereum Network

While the Ethereum network stands today as the most-used developer blockchain, there could be other protocols that emerge, and potentially overtake, the Ethereum network as the blockchain of choice for developers, thereby negatively impacting the network’s usage and activity and ether’s price. A competitor to ether as a cryptocurrency which gains popularity and greater market share may precipitate a reduction in demand, use and price of ether, which may adversely impact the NAV of the Trust. Similarly, ether and the price of ether could be reduced by competition from incumbents in the credit card and payments industries, which may adversely impact the Trust’s NAV.

Risk Factors Associated with the Reference Rate

The Reference Rate has a limited history and there are limitations with the price of ether reflected there.

The Reference Rate has a limited history and is an average composite reference rate calculated using volume-weighted trading price data from certain ether exchanges. These platforms are chosen by the Benchmark Administrator in accordance with the provisions of its publicly available CF Constituent Exchange Criteria that is available on its website, conformance to which is supervised by an oversight body (the “CF Oversight Function”). This composition may change over time.

The value of ether as reflected by the Reference Rate may be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility which could adversely affect an investment in the Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Reference Rate is determined using data from various ether exchanges. The Sponsor believes that momentum pricing of ether has resulted, and may continue to result, in speculation regarding future appreciation in the value of ether, inflating and making the Reference Rate more volatile. As a result, ether may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in the Reference Rate, which could adversely affect an investment in the Shares.

The Benchmark Administrator could experience system failures or errors.

If the computers or other facilities of the Benchmark Administrator, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Reference Rate may be delayed and trading in the Shares may be suspended for a period of time. Errors in Reference Rate data, the Reference Rate computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to the errors in the Reference Rate, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred. The Reference Rate is the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the Reference Rate’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

Risk Factors Associated with Investing in the Trust

As the Sponsor and its management have no meaningful history of operating an investment vehicle like the Trust within the United States, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor has no meaningful history of past performance in managing investment vehicles like the Trust within the United States. The past performances of the Sponsor’s affiliate in other investment vehicles in other jurisdictions, including their experiences with ether and other commodities, are no indication of the Sponsor’s ability to manage an investment vehicle such as the Trust within the United States. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The value of the Shares may be influenced by a variety of factors unrelated to the value of ether.

The value of the Shares may be influenced by a variety of factors unrelated to the price of ether that may have an adverse effect on the price of the Shares. These factors include the following factors:

•

Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of ether have been developed specifically for this product;

•

The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

•

The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Ether Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

•

Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Ethereum network may increase the potential for ether to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

The Shares are a relatively new securities product.

The mechanisms and procedures governing the creation, redemption and offering of the Shares are recently developed securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares.

The Trust is subject to market risk.

Market risk refers to the risk that the market price of ether held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Shares is subject to market risk, including the possible loss of the entire principal of the investment.

Investors should not rely on past performance in deciding whether to buy Shares.

Investors should not rely on the past performance of the Trust, the Reference Rate or ether in deciding whether to buy Shares in the Fund.

The NAV may not always correspond to the market price of ether and, as a result, Baskets may be created or redeemed at a value that is different from the market price of the Shares.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s ether holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of ether exchanges due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of ether.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share, although all such creations or redemptions must take place in-kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of ether per Share.

Shareholders also should note that the size of the Trust in terms of total ether held may change substantially over time and as Baskets are created and redeemed.

Authorized Participants’ buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares of the Trust.

Authorized Participants’ purchase of ether in connection with Basket creation orders may cause the price of ether to increase, which will result in higher prices for the Shares. Increases in the ether prices may also occur as a result of ether purchases by other market participants who attempt to benefit from an increase in the market price of ether when Baskets are created. The market price of ether may therefore decline immediately after Baskets are created.

Selling activity associated with sales of ether by Authorized Participants in connection with redemption orders may decrease the ether prices, which will result in lower prices for the Shares. Decreases in ether prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of ether by Authorized Participants may have on the price of ether, sales and purchases of ether by similar investment vehicles (if developed) could impact the price of ether. If the price of ether declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their ether exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient ether liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized

Participants and market makers to hedge their exposure to ether may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of the Trust and the spread at which the Trust trades on the open market. The market for exchange-traded ether futures has limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of ether and the commercial and speculative interest in the market for the ability to hedge against the price of ether with exchange-traded ether futures.

The arbitrage mechanism on which the Trust relies to keep the price of the Shares closely linked to the price of ether, as reflected via the Reference Rate, may not function properly if Authorized Participants are able to purchase or sell large aggregations of ether in the open market at prices that are materially higher or lower than the Reference Rate. Authorized Participants may purchase or sell ether on public or private markets not included among the Ethereum exchanges included in the Reference Rate, and such transactions may take place at prices materially higher or lower than the Reference Rate. Furthermore, while the Reference Rate provides a U.S. Dollar-denominated composite reference rate for the price of ether based on the volume-weighted price of an ether on certain constituent Ethereum exchanges at any given time, the prices on each individual Ethereum Exchange are not necessarily equal to the value of an ether as represented by the Reference Rate.

The price of ether on an individual Ethereum exchange could be materially higher or lower than the Reference Rate. Under either such circumstance, the arbitrage mechanism will function to link the price of the Shares to the prices at which Authorized Participants are able to purchase or sell large aggregations of ether. To the extent such prices differ materially from the Reference Rate, the price of the Shares may no longer track, whether temporarily or over time, the Reference Rate, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of ether.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of ether may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ether may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of ether and may fall.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset class: ether. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with ether. By concentrating its investment strategy solely in ether, any losses suffered as a result of a decrease in the value of ether can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for the Shares of the Trust may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, likely will be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

Barring the liquidation of the Trust or extraordinary circumstances, the Trust does not currently intend to buy or sell ether directly, but rather, to use in-kind creations and redemptions managed by an Authorized Participant. Nonetheless, risks exist due to possible illiquid markets for ether.

Ethereum is a new asset with a very limited trading history. Therefore, the markets for ether may be less liquid and more volatile than other markets for more established products. It may be difficult to execute an ether trade at a specific price when there is a relatively small volume of buy and sell orders in the ether market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Trust. The large size of the positions that the Trust may acquire will increase the risk of illiquidity by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so should the Trust need to liquidate its ether, or making it more difficult for Authorized Participants to acquire or liquidate ether as part of the creation and/or redemption of Shares of the Trust. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Trust will typically invest in ether, which is highly concentrated.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There is no guarantee that the Trust will meet its investment objective. Factors that may affect the Trust’s ability to meet its investment objective include: (1) Authorized Participants’ ability to purchase and sell ether in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Ethereum network; (3) the ether market becoming illiquid or disrupted; (4) the Trust’s Share prices being rounded to the nearest cent and/or valuation methodologies; (5) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (6) early or unanticipated closings of the markets on which ether trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (7) accounting standards.

The amount of ether represented by the Shares will decline over time.

The amount of ether represented by the Shares will continue to be reduced during the life of the Trust due to the transfer of the Trust’s ether to pay for the Sponsor Fee, and to pay for extraordinary fees and expenses. This dynamic will occur irrespective of whether the trading price of the Shares rises or falls in response to changes in the price of ether.

Each outstanding Share represents a fractional, undivided interest in the ether held by the Trust. The Trust does not generate any income and transfers ether to pay for the Sponsor Fee, and to pay for extraordinary fees and expenses. Therefore, the amount of ether represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional deposits of ether over time, as the amount of ether required to create Shares proportionally reflects the amount of ether represented by the Shares outstanding at the time of such creation unit being created. Assuming a constant ether price, the trading price of the Shares is expected to gradually decline relative to the price of ether as the amount of ether represented by the Shares gradually declines.

Shareholders should be aware that the gradual decline in the amount of ether represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of ether.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Sponsor’s competitors may commercialize a product involving ether more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust.

The Trust is an emerging growth company and the Trust cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

The Trust is an emerging growth company, as defined in the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. The Trust cannot predict if investors will find the Shares less attractive because of the Trust’s reliance on these exemptions. If some investors find the Trust’s Shares less attractive as a result, there may be a less active trading market for the Shares.

In addition, under the JOBS Act, the Trust’s independent registered public accounting firm will not be required to attest to the effectiveness of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as it is an emerging growth company.

For as long as the Trust takes advantage of the reduced reporting obligations, the information that the Trust provides its Shareholders may be different from information provided by other public companies.

If the Trust issues all Shares registered in this offering or such registration expires, it could have to cease creating new Baskets until additional shares are registered for sale.

Investors should be aware that if the Trust issues all Shares registered in this offering or the offering expires, it could have to cease creating new Baskets until additional shares are registered for sale. This could impact the trading price of the Trust’s Shares. Moreover, soon after new Baskets are created and sold under this Prospectus, there is a possibility that the availability of newly created Shares may (or may not) affect the trading price of the Shares already issued, and both current Shareholders and purchasers of newly created Shares could be adversely affected by falling trading prices.

Regulatory Risks

Future and current regulations by a United States or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

The regulation of ether and related products and services continues to evolve, may take many different forms and will, therefore, impact ether and its usage in a variety of manners. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for ether businesses to provide services, which may impede the growth of the ether economy and have an adverse effect on consumer adoption of ether. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of ether’s status as not being a security, changes to regulations surrounding ether futures or related products, or actions by a United States or foreign government or quasi-governmental agency exerting regulatory authority over ether, the Ethereum network, ether trading, or related activities impacting other parts of the digital asset market, may adversely impact ether and therefore may have an adverse effect on the value of your investment in the Trust.

Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the 1940 Act or the protections afforded by the Commodity Exchange Act.

The 1940 Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; and changes in the character of investment companies without the consent of investors. To accomplish these ends, the 1940 Act requires the safekeeping and proper valuation of investment company assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on investment company management.

The Trust is not registered as an investment company under the 1940 Act, and the Sponsor believes that the Trust is not required to register under such Act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Future regulations may negatively impact the value of ether or require the Trust or the Sponsor to become registered, which may cause the Trust to liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which ether are treated for classification and clearing purposes. In particular, ether in the future may be classified by the CFTC as a “commodity interest” under the CEA and certain transactions in ether may be deemed to be commodity futures or ether may be classified by the SEC as a “security” under U.S. federal securities laws. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

The SEC has stated that certain digital assets may be considered “securities” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and the outcome is difficult to predict. If ether is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for ether as a digital asset. For example, it may become more difficult for ether to be traded, cleared and custodied as compared to other digital assets that are not considered to be securities, which could in turn negatively affect the liquidity and general acceptance of ether and cause users to migrate to other digital assets. By way of example, in December 2020, the SEC filed a complaint against the promoters of the XRP crypto asset alleging sales of unregistered securities dating back to 2013 under the federal securities laws. Following the SEC’s complaint, XRP’s price dropped significantly and crypto asset exchanges delisted XRP from their platforms. The SEC’s action, particularly when also combined with a recent remark from a senior SEC official indicating that a lot of crypto tokens are securities, underscores the continuing uncertainty around which digital assets are securities, and demonstrates that such factors as how long it has been in existence, how widely held it is, how large its market capitalization is, ultimately may not determine whether the SEC or a court will find it to be a security.

To the extent that ether is determined to be a security, the Trust and the Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act of 1940. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s ether at a time that is disadvantageous to Shareholders.

To the extent that ether is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s ether at a time that is disadvantageous to Shareholders.

Regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under New York Department of Financial Service’s BitLicense regulation.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will timely receive them. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

Trading on ether exchanges outside the United States is not subject to U.S. regulation, and may be less reliable than U.S. exchanges.

To the extent any of the Trust’s trading is conducted on ether exchanges outside the U.S., trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges. These factors could adversely affect the performance of the Trust.

The Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s Ether.

The Sponsor could decide to replace the Ether Custodian as the custodian of the Trust’s ether. Transferring maintenance responsibilities of the Trust’s account with the Ether Custodian to another party will likely be complex and could subject the Trust’s ether to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

The Sponsor may not be able to find a party willing to serve as the custodian under the same terms as the current Custodian Agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s ether. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Custodian Agreement that is less favorable for the Trust or Sponsor, the value of the Shares could be adversely affected.

The Administrator calculates the NAV using the value of the ether holdings and ether holdings per Share, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Administrator will calculate the Trust’s NAV using the value of the Trust’s ether holdings and ether holdings per Share on a daily basis as soon as practicable after 4:00 p.m. EST on each business day. The NAV is generally calculated utilizing the Reference Rate, calculated at 4:00 p.m. EST on such day. To the extent that the ether holdings or ether holdings per Share are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Administrator, Transfer Agent or the Custodian under the Trust documents.

Under the Trust documents, each of the Sponsor, the Trustee, the Administrator, the Transfer Agent and the Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith and/or willful misconduct on its part. Therefore, such obligation(s) may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the ether holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding ether. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of ether. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its ether. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its ether. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Tax Risks

Shareholders could incur a tax liability without an associated distribution of the Trust.

In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the sale of ether (including deemed sales of ether as a result of the Trust using ether to pay its expenses) that is otherwise not associated with a distribution to Shareholders. While purchases and sales of ether are not expected to occur, in the event that this does occur, Shareholders may be subject to tax due to the grantor trust status of the Trust even though there is not a corresponding distribution from the Trust.

The tax treatment of ether and transactions involving ether for United States federal income tax purposes may change.

Current IRS guidance indicates that ether should be treated as property for U.S. federal income tax purposes and that transactions involving the exchange of ether in return for goods and services should be treated as barter exchanges. Such guidance allows transactions in ether to qualify for beneficial capital gains treatment. However, because ether is a new technological innovation, the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether, including without limitation the tax treatment of a fork, may evolve and change from those described in this prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of ether may have a negative effect on prices of ether and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving ether. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The U.S. Department of Treasury has recently indicated that it intends to require transfers of more than $10,000 of cryptocurrency such as ether to be reported to the Internal Revenue Service. The U.S. Department of Treasury stated:

Despite constituting a relatively small portion of business income today, cryptocurrency transactions are likely to rise in importance in the next decade, especially in the presence of a broad-based financial account reporting regime. Within the context of the new financial account reporting regime, cryptocurrencies and cryptoasset exchange accounts and payment service accounts that accept cryptocurrencies would be covered. Further, as with cash transactions, businesses that receive cryptoassets with a fair market value of more than $10,000 would also be reported on. Although cryptocurrency is a small share of current business transactions, such comprehensive reporting is necessary to minimize the incentives and opportunity to shift income out of the new information reporting regime.

If these reporting proposals are enacted, they are expected to be effective in 2023. These rules are expected to very similar to already existing rules regarding the transfers of cash. For example, one should expect the U.S. Department of Treasury to implement rules that would treat contemporaneous transfers of less than $10,000 per transaction to be aggregated if the purpose of the smaller transaction was to evade the more than $10,000 floor for reporting rules to be operative.

The tax treatment of ether and transactions involving ether for state and local tax purposes is not settled.

Because ether is a new technological innovation, the tax treatment of ether for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of ether for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of ether may have negative consequences, including the imposition of a greater tax burden on investors in ether or the imposition of a greater cost on the acquisition and disposition of ether generally. Any such treatment may have a negative effect on prices of ether and may adversely affect the value of the Shares.

A hard “fork” of the Ethereum Blockchain could result in Shareholders incurring a tax liability.

If a hard fork occurs in the Ethereum blockchain, the Trust could hold both the original ether and the alternative new ether. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. Moreover, the Trust Agreement requires that, if such a transaction occurs, the Trust will as soon as possible direct the Ether Custodian to distribute the alternative new ether in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new ether and for the proceeds to be distributed to the Shareholders. However, this sale may not be able to be effectuated in the same taxable year as the hard fork occurred, and thus, may cause a Shareholder to be subject to income taxation without receipt of cash or other assets to pay such tax liability. The receipt, distribution and/or sale of the alternative ether may cause Shareholders to incur a federal, state, local, or foreign tax liability. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns.

Other Risks

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are listed for trading on the Exchange under the market symbol “[___].” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants or other market participants, which could adversely affect the market price of the Shares.

The Trust has a limited number of financial institutions that may act as Authorized Participants. In addition, there may be a limited number of market makers and/or liquidity providers in the marketplace. In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw, “step away” from participation, or have a business disruption or otherwise become unable or unwilling to participate, in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the ether spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

Ether is extremely volatile, and concerns exist about the stability, reliability and robustness of many ether exchanges. In a highly volatile market, or if one or more ether exchanges faces an issue, it could be extremely challenging for any Authorized Participant to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Ether exchanges are not subject to same regulatory oversight as traditional equity exchanges, which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for ether occurs on multiple trading venues that have various levels and types of regulation, but are not regulated in the same manner as traditional stock and bond exchanges. If these ether exchanges do not operate smoothly or face technical, security or regulatory issues, that could impact the ability of Authorized Participants to make markets in the Shares. In such an event, trading in the Shares could occur at a material premium or discount to the NAV.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions and operational risks associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

Investors in Shares should note that while transferring Shares, specific risks should be noted. To generally initiate a transfer, a transaction must be signed using the private key of the asset holder. The private key should remain secret at all times. If the private key is not secured when in use, an asset holder risks their private key being obtained by third parties, including criminals, and risk losing all or some of their investment.

Exchanges are a popular venue for ether investors to store assets and facilitate transactions with other participants. As with any financial transaction, investors in Shares need to ensure adequate controls are in place to authenticate themselves on these platforms. Failure to follow security best practices, including multifactor authentication (MFA), well-formed strong passwords and checks on the validity of exchange URLs may risk unauthorised transfer and loss of assets.

The Sponsor is leanly staffed and relies heavily on key personnel.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain viable, then the Trust could be terminated and liquidated at the direction of the Sponsor. Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context. Shareholders may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

An investment in the Trust may be adversely affected by competition from other investment vehicles focused on ether or other cryptocurrencies.

The Trust will compete with direct investments in ether, other digital assets and other potential financial vehicles, possibly including securities backed by or linked to cryptocurrency and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest in other vehicles, which could adversely affect the performance of the Trust.

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be able to continue to service the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust, the Trust may be adversely affected, as there may be no entity servicing the Trust for a period of time. Such an event could result in termination of the Trust.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust. In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation method employed on the date of the NAV calculation.

In certain circumstances, the Trust’s ether investments may be valued using techniques other than reliance on the price established by the Reference Rate. The value established by using the Reference Rate may be different from what would be produced through the use of another methodology. Ethereum or other digital asset investments that are valued using techniques other than those employed by the Reference Rate, including ether investments that are “fair valued,” may be subject to greater fluctuation in their value from one day to the next than would be the case if market-price valuation techniques were used.

The liability of the Sponsor and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Trust and the value of its Shares.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting an investment in the Shares.

Extraordinary expenses of the Trust (for example, expenses relating to litigation) are not assumed by the Sponsor and are instead borne by the Trust and paid through the sale of the Trust’s ether. Because the Trust does not generate any income, every time that it delivers ether to the Sponsor for the Sponsor Fee or sells ether for expenses such as extraordinary expenses, the number of ether represented by each Share will gradually decrease over time. In addition, the Sponsor may, in its sole discretion, increase the Sponsor Fee or decrease the Sponsor-paid expenses which could result in a greater decline in the number of ether that the Trust holds. Such changes could occur if the expenses of the Trust materially increase.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize the Trust’s intellectual property or technology, including the use of its business methods and trademarks, without permission. However, the Trust may not have adequate resources to implement procedures for monitoring unauthorized uses of their trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Trust or claim that the Trust has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Trust may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Trust is successful and regardless of the merits, may result in significant costs, divert its resources from the Trust, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of one or more of the Trust’s service providers (including, but not limited to, the Sponsor, Administrator, Transfer Agent, and the Ether Custodian), as well as Authorized Participants and market makers, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Trust and its Shareholders could be negatively impacted as a result. While the Trust has established business continuity plans, there are inherent limitations in such plans.

The Trust and its service providers are subject to certain operational risks.

The Trust and its service providers, including the Sponsor, Administrator, Transfer Agent, and Ether Custodian (as well as Authorized Participants and market makers) may experience disruptions that arise from human error, processing and communications errors, counterparty or third-party errors, or technology or systems failures, any of which may have an adverse impact on the Trust. Although the Trust and its service providers seek to mitigate these operational risks through their internal controls and operational risk management processes, these measures may not identify or may be inadequate to address all such risks.

[The Trust Agreement includes a provision that restricts the right of a beneficial owner of a statutory trust from bringing a derivative action.

Under Delaware law, the right of a beneficial owner of a statutory trust (such as a Shareholder of the Trust) to bring a derivative action (i.e., to initiate a lawsuit in the name of a the statutory trust in order to assert a claim belonging to the statutory trust against a fiduciary of the statutory trust or against a third-party when the statutory trust’s management has refused to do so) may be restricted by the terms of the governing instrument of the statutory trust. The Trust Agreement provides that in addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. Therefore, the Trust Agreement limits the likelihood that a Shareholder could successfully assert a derivative action.]

The ongoing COVID-19 pandemic and measures intended to prevent its spread could have a material adverse effect on the Trust’s business and financial condition.

An investment in the Shares should be made with an understanding that the value of ether will fluctuate (including significantly decrease), including in relation to changes in general economic or political conditions, local, regional or global events such as war, threats of war, acts of terrorism, the spread of infectious illness or other public health issue, recessions, natural and environmental disasters, systemic market dislocations, supply disruptions, or other events.

The outbreak of a respiratory disease caused by a novel coronavirus (COVID-19) spread globally in a short period of time. The effects of COVID-19 have affected and are likely to continue to affect certain sectors and industries more dramatically than others, and the effects borne by some will negatively affect the value of the issuers in those sectors and industries, which may adversely affect the value of ether. COVID-19, and other epidemics and pandemics that may arise in the future, could adversely affect the economies of many nations, the global economy, individual companies and capital markets in ways that cannot be foreseen at the present time. In addition, the impact of infectious diseases in developing or emerging market countries may be greater due to limited health care resources. Political, economic and social stresses caused by COVID-19 also may exacerbate other pre-existing political, social and economic risks in certain countries. The duration of COVID-19 and its effects cannot be determined at this time, but the effects could be present for an extended period of time. It is impossible to predict the effects on the Shares of these or similar events and market conditions in the future. However, it is possible that these or similar events and market conditions could have a significant and adverse effect on the Shares and/or risk profile of the Trust. The COVID-19 pandemic may also have the effect of heightening or contributing to many of the other risks described herein.

ETHER TRANSACTIONS, ETHER EXCHANGES AND REGULATION OF ETHER

This section of the prospectus provides a more detailed description of ether, including information about the historical development of ether, how a person holds ether, how to use ether in transactions, how to trade ether, the “ether exchange” market where ether can be bought, held and sold, the ether OTC market and ether mining. This Section serves to supplement the information in the section entitled “Ether and the Ethereum Network” at the beginning of this Prospectus.

Ether Transactions

Ether transactions can include, for example, sending ether from one account to another, publishing a new smart contract onto the Ethereum network, or activating and executing the code of an existing smart contract, in accordance with the terms and conditions specified in the sender’s transaction request. Any user can broadcast a transaction request to the Ethereum network from a node located on the network. For the transaction request to actually result in a change to the current state of the Ethereum network, it must be validated, executed, and “committed to the network” by another node (i.e., a miner). Execution of the transaction request by the miner results in a change to Ethereum network’s state once the transaction is broadcast to all other nodes across the Ethereum network.

Each Ethereum network address is associated with an Ethereum account, and can be used to store ether. There are two types of Ethereum accounts: “externally owned accounts,” which are controlled by a private key, and “smart contract accounts,” which are controlled by their own code.

Externally owned accounts are controlled by users, do not contain executable code, and are associated with a unique “public key” and “private key” pair, commonly referred to as a “wallet,” with the private key being used to execute transactions. Public keys are associated with ether addresses that are publicly known and can accept an ether transfer. Private keys are used to sign transactions that initiate the transfer of ether from a sender’s ether address to a recipient’s ether address. Only the holder of the private key associated with a particular ether address can digitally sign a transaction proposing a transfer of ether from that particular ether address. A user’s ether address may be safely distributed, but a user’s private key must be kept in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. Only by using a private key can an ether user create a digital signature to transfer ether to another user. In addition, if an unauthorized third person learns of a user’s private key, that third person could forge the user’s digital signature and send the user’s ether to any arbitrary ether address, thereby stealing the user’s ether.

Smart contract accounts contain, and are controlled by, their own executable code: every time the smart contract account receives a transaction from, or is called by, another user, the smart contract account’s code activates, allowing it to read and write to internal storage, send ether, or perform other operations.

Both externally owned accounts and smart contract accounts can be used to send, hold, or receive ether, and both can interact with other smart contracts. However, only externally owned accounts have the power to initiate transactions; smart contract accounts can only send transactions of their own after they are first activated or called by another transaction. An externally owned account is associated with both a public address on the Ethereum network and a private key, while a smart contract account is only associated with a public address. While a smart contract account does not use a private key to authorize transactions, including transfers of ether, the developer of a smart contract may hold an “admin key” to the smart contract account, or have special access privileges, allowing the developer to make changes to the smart contract, enable or disable features on the smart contract, or change how the smart contract receives external inputs and data, among others.

The process by which ether are created and ether transactions are verified is called mining. To begin mining, a user, or “miner,” can download and special mining software, which, like regular Ethereum network software programs, turns the user’s computer into a “node” on the Ethereum network, and also has the ability to validate transactions and add new blocks of transactions to the Blockchain.

Miners, through the use of the ether software program, engage in a set of prescribed complex mathematical calculations imposed by the Ethereum network’s software protocol, called “proof of work”, in order to validate proposed transactions and bundle them into a data packet known as a “block.” The first miner who successfully solves the cryptographic puzzle imposed by the Ethereum network’s software protocol is permitted to add a block of transactions to the Ethereum blockchain and is rewarded by a grant of newly-issued ether, known as the “block reward.”. Ethereum is created and allocated by the Ethereum network protocol and distributed through a “mining” process. The mining process for ether is currently subject to an issuance cap 2.0 ether per block, but there is currently no maximum cap on the total number of ether that can be issued or outstanding. The value of ether is determined by the supply of and demand for ether on the digital asset exchanges or in peer-to-peer transactions.

Ether Market and Exchanges

Ethereum can be transferred in direct peer-to-peer transactions through the direct sending of ether over the Ethereum blockchain from one ether address to another.

In addition to using ether to engage in transactions, investors may purchase and sell ether to speculate as to the value of ether in the ether market, or as a long-term investment to diversify their portfolio. The value of ether within the market is determined, in part, by the supply of and demand for ether in the global ether market, market expectations for the adoption of ether as a store of value, the number of merchants that accept ether as a form of payment, and the volume of peer-to-peer transactions, among other factors.

An ether exchange provides investors with a website that permits investors to open accounts with the exchange and then purchase and sell ether. Prices for trades on ether exchanges are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the ether exchange, or a previously acquired digital asset, before they can purchase or sell assets on the exchange. The process of establishing an account with an ether exchange and trading ether is different from, and should not be confused with, the process of users sending ether from one ether address to another ether address on the Ethereum blockchain. This latter process is an activity that occurs on the Ethereum network, while the former is an activity that occurs entirely on the private website operated by the ether exchange (typically referred to “off-chain” or “off-blockchain”). The ether exchange typically records the investor’s ownership of ether in its internal books and records, rather than on the Ethereum blockchain. The ether exchange ordinarily does not transfer ether to the investor on the Ethereum blockchain unless the investor makes a request to the exchange to withdraw the ether in their exchange account to an off-exchange ether wallet. Therefore, off-chain transactions are not truly ether transactions in that they do not involve the transfer of transaction data on the Ethereum network and do not reflect a movement of ether between addresses recorded in the Ethereum blockchain. For these reasons, off-chain transactions are subject to risks as any such transfer of ether ownership may not be publicly recognized by the Ethereum community because it is not recorded in the Ethereum blockchain, and accordingly do not benefit from the immutability feature or protection against double-spending described above.

Outside of ether exchanges, ether can be traded OTC in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for ether, investment managers, proprietary trading firms, high-net-worth individuals that trade ether on a proprietary basis, entities with sizeable ether holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of ether. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of ether could initiate the transaction by sending the ether to the buyer’s ether address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on ether exchanges.

As discussed in more detail below, barring the liquidation of the Trust or extraordinary circumstances, the Trust does not currently expect to directly purchase or sell ether, although the Sponsor may direct the Ether Custodian to sell ether to pay expenses. Instead, Authorized Participants will deliver ether to the Trust’s account with the Ether Custodian in exchange for Shares of the Trust, and the Trust, through the Ether Custodian, will deliver ether to Authorized Participants when those Authorized Participants redeem Shares of the Trust.

Market Volatility

Cryptocurrencies, such as ether, are one of the most volatile asset classes, even higher than small cap equities, emerging market equities or energy futures. It is not uncommon for even the most established digital assets, such as ether, to have periods of annualized volatility of over 100%.

Several factors influence those high volatility levels. Firstly, as digital assets evolve in a fast-changing environment, major developments are commonplace. Changes in areas such as regulation, technology, financialization etc. can have a profound impact on digital assets’ potential for adoption, development and growth.

Secondly, the digital asset space lacks frameworks for fundamental analysis of price and growth. As a new market, desired data sets can be non-existent or difficult to access. Valuation theory and frameworks are still in development, and the estimation of digital assets intrinsic value varies dramatically depending on the use case, models and assumption sets used.

In this situation, the digital assets market, and particularly the ether market, is very sensitive to news releases, and largely driven by sentiment. Investors should expect this situation to continue in the short and medium term.

Regulation of Ether and Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold digital assets for users. Many of these federal and state agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity.

Various foreign jurisdictions have, and may continue to, in the near future, propose, adopt or suggest the potential for laws, regulations or directives that affect the Ethereum network, the ether markets, and their users, particularly ether exchanges and service providers that fall within such jurisdictions’ regulatory scope, including to require to require virtual asset service providers to register and comply with an AML and CFT framework, banning trading or shutting down digital asset exchanges, ordering financial institutions to stop providing banking or funding to any activity related to cryptocurrencies, or banning entities from providing services to any individuals or business entities dealing with or settling digital assets, among others. There remains significant uncertainty regarding governments’ future actions with respect to the regulation of digital assets and digital asset exchanges. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the usability and value of ether.

The effect of any future regulatory change on the Trust or ether is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

THE TRUST AND ETHER PRICES

Overview of the Trust

The Trust is an exchange-traded fund that issues Shares that will be traded on the Exchange. The Trust’s investment objective is to gain exposure to the price of ether as represented by the Reference Rate, less expenses and liabilities of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold ether and will value its Shares daily based on the Reference Rate, which is based on an aggregation of executed trade flow of major ether exchanges.

Ether Value

The value of ether is determined by the value that various market participants place on ether through their transactions. The most common means of determining the value of an ether is by surveying one or more ether exchanges where ether is traded publicly and transparently (e.g., Bitstamp, Coinbase, Gemini, Kraken, and itBit).

On these ether exchanges, ether is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro. OTC dealers or market makers do not typically disclose their trade data.

Currently, there are many ether exchanges operating worldwide, representing a substantial percentage of ether buying and selling activity, and providing the most data with respect to prevailing valuations of ether. The below table reflects the average daily trading volume (in thousands of USD) of each of the ether exchanges included in the Reference Rate as of [    ] using data observed by the Benchmark Administrator through the public application programming interfaces (“APIs”) of the ether exchanges from [        ] to [        ]:

Ether Exchanges included in the Reference Rate As of [ , 2021]	Average Daily Volume (in thousands of USD)
Bitstamp	$	[	]
Coinbase	$	[	]
Gemini	$	[	]
itBit	$	[	]
Kraken	$	[	]

The domicile, regulation and legal compliance of the ether exchanges included in the Reference Rate varies. Information regarding each ether exchange may be found, where available, on the websites for such ether exchanges and public registers for compliance with local regulations, among other places.

From time to time, there may be intra-day price fluctuations across ether exchanges. However, they are generally relatively immaterial. For example, the variance of prices on ether exchanges with the highest transaction volumes on average is lower than 2%. These variances usually stem from small changes in the fee structures on different ether exchanges or differences in administrative procedures required to deposit and withdraw fiat currency in exchange for ether and vice versa. The greatest variances are found at (i) smaller exchanges with relatively low transaction volumes where even small trades can be large relative to an ether exchange’s transaction volume and as a result impact the trading price on those exchanges and (ii) ether exchanges that are inaccessible to the Trust because they do not meet the Trust’s regulatory requirements, and as a result are accessed and used by a captured market or by parties that do not have regulatory or compliance requirements.

The Reference Rate

The Reference Rate was created to facilitate financial products based on ether. It serves as a once-a-day benchmark rate of the U.S. dollar price of ether (USD/ETH), calculated as of 4 p.m. Eastern time. The Reference

Rate, which has been calculated and published since [            ], 2021, aggregates the trade flow of several ether exchanges, during an observation window between 3:00 p.m. and 4:00 p.m. Eastern time into the U.S. dollar price of one ether at 4:00 p.m. Eastern time. Specifically, the Reference Rate is calculated based on the “Relevant Transactions” (as defined below) of all of its constituent ether exchanges, which are currently Bitstamp, Coinbase, Kraken, itBit and Gemini (the “Constituent Ethereum Exchanges”), as follows:

•	All Relevant Transactions are added to a joint list, recording the time of execution, trade price and size for each transaction.

•	The list is partitioned by timestamp into 12 equally-sized time intervals of 5 (five) minute length.

•

For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Ethereum Exchanges. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

•	The Reference Rate is then determined by the arithmetic mean of the volume-weighted medians of all partitions.

The Reference Rate does not include any futures prices in its methodology. A “Relevant Transaction” is any cryptocurrency versus U.S. dollar spot trade that occurs during the TWAP Period” on a Constituent Ethereum Exchange in the ETH/USD pair that is reported and disseminated by a Constituent Ethereum Exchange through its publicly available API and observed by the Benchmark Administrator, CF Benchmarks Ltd. “TWAP” refers to the Time Weighted Average Price period for which trade data is observed, or 60 minutes observation window between 3:00 p.m. and 4:00 p.m. Eastern time.

An oversight function is implemented by the Benchmark Administrator in seeking to ensure that the Reference Rate is administered through the Benchmark Administrator’s codified policies for Reference Rate integrity.

Intraday Indicative Value

In addition, in order to provide updated information relating to the Trust for use by Shareholders and market professionals, an intraday indicative value (“IIV”) will be calculated and disseminated throughout the core trading session on each trading day. The IIV will be calculated by using the prior day’s closing NAV per Share of the Trust as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the CME CF Ethereum Real Time Index (“ERTI”), as reported by Bloomberg, L.P. or another reporting service. The CME CF ERTI is calculated in real time based on the Relevant Order Books of all Constituent Ethereum Exchanges. A “Relevant Order Book” is the universe of the currently unmatched limit orders to buy or sell in the ETH/USD pair that is observed in the publicly available API’s of the Constituent Ethereum Exchanges and retrieved by CF Benchmarks Ltd., the CME CF ERTI administrator.

Dissemination of the IIV may provide additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Trust’s Shares on the Exchange. The IIV should not be viewed as a “real-time” update of the Trust’s NAV because the IIV is not calculated in the same manner as the NAV, which is computed once per day. The Trust, the Sponsor and its affiliates are not involved in, or responsible for, the calculation or dissemination of the IIV and make no warranty as to its accuracy.

CF BENCHMARKS LTD. DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR

LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

CALCULATION OF NAV

The Trust’s NAV per Share is calculated by:

•	taking the current market value of its total assets;

•	subtracting any liabilities; and

•	dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released after 4:00 p.m. EST. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. EST. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. EST and almost always by 8:00 p.m. EST). The pause between 4:00 p.m. EST and 5:30 p.m. EST (or later) provides an opportunity to algorithmically detect, flag, investigate, and correct unusual pricing should it occur.

The Sponsor anticipates that the Reference Rate will be reflective of a reasonable valuation of the average spot price of ether. However, in the event the Reference Rate was not available or determined by the Sponsor to not be reliable, the Sponsor would “fair value” the Trust’s ether holdings. The Sponsor does not anticipate that the need to “fair value” ether will be a common occurrence.

The Sponsor will publish the NAV, NAV per Share, Reference Rate, and the Trust’s ether holdings at www.wisdomtree.com as soon as practicable after their determination and availability.

To the extent there are any determinations that the Sponsor and the Administrator make, such determinations will be made in good faith upon the basis of, and neither the Sponsor nor the Administrator will be liable for any errors contained in, information reasonably available. Neither the Sponsor nor the Administrator will be liable to DTC, Authorized Participants, the Shareholders or any other person for errors in judgment. The Trust’s daily activities are generally not reflected in the NAV determined for the Business Day on which the transactions are effected (the trade date), but rather on the following Business Day.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on March 8, 2021 pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Trust Agreement dated as [        ]. Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on March 5, 2021.

The Trust is not registered as an investment company under the 1940 Act and is not required to register under such Act. The Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act (“CEA”), as administered by the Commodity Futures Trading Commission (the “CFTC”). The Trust is not a commodity pool for purposes of the CEA and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of ether represented by the NAV of the Baskets being created or redeemed. The total amount of ether required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor a fee of [        %]. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Sponsor Fee is calculated on a daily basis (accrued at 1/365 of the applicable percentage of the NAV on that day) and paid on a monthly basis. The Sponsor Fee will accrue and be payable in U.S. dollars.

The Sponsor from time to time will direct the Ether Custodian to sell ether in such quantity as is necessary to permit payment of the Sponsor Fee and may also direct the Ether Custodian to sell ether in such quantities as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor. The Trustee is authorized to direct the Ether Custodian to sell ether at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than ether. Accordingly, the amount of ether to be sold may vary from time to time depending on the level of the Trust’s expenses and liabilities and the market price of ether.

The Trust pays all of the Trust’s extraordinary fees and expenses generally, if any, as determined by the Sponsor. Extraordinary fees and expenses are likely to include non-recurring fees such as legal claims and liabilities, litigation costs and any permitted indemnification payments related thereto, if any, but the Sponsor has discretion to treat other unanticipated expenses as extraordinary fees and expenses. Routine operational, administrative and other ordinary fees and expenses will not be deemed extraordinary fees and expenses.

Termination of the Trust

The Trust may be dissolved at any time for any reason, or for no reason at all, by the Sponsor in its sole discretion. Any termination by the Fund will result in the compulsory redemption of all outstanding Shares.

Upon termination of the Trust, following completion of winding up of its business by the Sponsor, the Sponsor will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender Baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee or the Ether Custodian. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all routine operational, administrative and ordinary expenses of the Trust out of the Sponsor’s fee.

The Sponsor is a wholly-owned subsidiary of WisdomTree Investments, Inc., which through its various affiliates, acts as adviser or sponsor to exchange-traded funds.

The principal office of the Sponsor is located at 245 Park Avenue, 35th Floor, New York, NY 10167.

Principals and Key Personnel of the Trust and the Sponsor

The following principals and key employees serve in the below capacities on behalf of the Trust and the Sponsor:

Name and Age	Position(s) Held with the Trust and the Sponsor	Length of Time Served	Principal Occupation(s) During the Past Five Years

The Trustee

Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving at least 30 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807(a) of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Administrator

Under the Administration Agreement, the Administrator provides certain services necessary for the operation and administration of the Trust, including net asset value calculations, accounting and other administrative services.

The Ether Custodian

The Ether Custodian is responsible for safekeeping all of the ether owned by the Trust. The Ether Custodian was selected by the Sponsor. The Ether Custodian has responsibility for opening the Ethereum Account, as well as facilitating the transfer of ether required for the operation of the Trust.

The Transfer Agent

The Transfer Agent facilitates the issuance and redemption of Shares of the Trust.

The Marketing Agent

The Marketing Agent is responsible for (reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules and regulations.

Information regarding the Trust will be available at www.wisdomtree.com. This internet address is only provided here as a convenience, and the information contained on or connected to such website is not considered part of this Prospectus.

The Benchmark Administrator

The Benchmark Administrator and the Sponsor’s affiliate, which also covers the activities hereunder, have entered into a reference rate license agreement (the “License Agreement”), governing the use of the Reference Rate. The Benchmark Administrator may adjust the calculation methodology for the Reference Rate without notice to, or consent of, the Trust or its Shareholders. Under the License Agreement, the Sponsor pays a fee to the Benchmark Administrator in consideration of its license of Reference Rate-related intellectual property.

CUSTODY OF THE TRUST’S ASSETS

The Trust’s Ether Custodian will keep custody of the Trust’s ether. The Ether Custodian will keep a substantial portion of the private keys associated with the Trust’s ether in “cold storage” or similarly secure technology. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s ether is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the Internet so that they are resistant to being hacked.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device (for example, a USB thumb drive) or printed medium and deleting the keys from all computers. The Ether Custodian may receive deposits of ether but may not send ether without use of the corresponding private keys. In order to send ether when the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into a software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. At that point, the Ether Custodian can transfer the ether.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. Barring the liquidation of the Trust or extraordinary circumstances, the Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “[        ].” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, investors may incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable commissions and charges.

General

The offering of the Trust’s Shares is a best efforts offering. The Trust continuously offers Baskets consisting of [        ] Shares to Authorized Participants, as further described below. The Shares are traded on the Exchange under the symbol “[        ].” Most investors buy and sell shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “[        ].” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

By executing a Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets or to offer to the public Shares of any Baskets it does create. Authorized Participants that offer to the public Shares from the Baskets they create will do so at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares, the NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices.

Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Baskets. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized

Participant, other broker- dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus- delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Trust and/or the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of ether represented by the Baskets being created or redeemed, the amount of which is based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid extraordinary expenses or liabilities) being created or redeemed determined as of 4:00 p.m. EST on the day the order to create or redeem Baskets is properly received. Because the creation and redemption of Baskets will be effected in in-kind transactions based on the quantity of ether attributable to each Share, the quantity of Baskets so created or redeemed will generally not be affected by fluctuations in the value of ether.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the ether required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any Shareholder or Authorized Participant. Authorized Participants pay a fee for each order they place to create or redeem one or more Baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants have no obligation to the Sponsor or the Trust to effect any sale or resale of Shares.

Certain Authorized Participants are expected to be capable of participating directly in the spot markets. Some Authorized Participants or their affiliates may from time to time buy or sell ether and may profit in these instances. Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

The times for creation and redemption order cut-off times and/or settlement set forth below are as of the date of this Prospectus and may be revised as designated by the Fund or its agents on the order form or related procedures as communicated to Authorized Participants.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase orders must be placed by 4:00 p.m. EST, or the close of regular trading on the Exchange, whichever is earlier. The day on which an order is received by the Transfer Agent is considered the purchase order date.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a creation order, an Authorized Participant agrees to facilitate the deposit of ether with the Ether Custodian. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled.

The total deposit of ether required to create each Basket is an amount of ether that is in the same proportion to the total assets of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid extraordinary expenses and liabilities) on the date the purchase order is properly received as the number of Shares to be created under the purchase order is to the total number of Shares outstanding on the date the order is received. Each night, the Sponsor will publish the amount of ether that will be required in exchange for each creation order.

Following an Authorized Participant’s purchase order, the Trust’s Ether Custodian account must be credited with the required ether by the settlement date, or such earlier time as instructed. Upon receipt of the ether deposit amount in the Trust’s Ether Custodian account, the Ether Custodian will notify the Transfer Agent, the Authorized Participant, and the Sponsor that the ether has been deposited. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

Ethereum held in the Trust’s Ether Custodian account is the property of the Trust and is not traded, leased, or loaned under any circumstances. The expense and risk of delivery and ownership of ether until such ether has been received by the Ether Custodian on behalf of the Trust will be borne solely by the Authorized Participant.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

•	the purchase order or Basket Deposit is not in proper form;

•	it would not be in the best interest of the Shareholders of the Trust;

•	the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;

•	the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

•

circumstances outside the control of the Trust, the Sponsor, the Transfer Agent or the Ether Custodian make it, for all practical purposes, not feasible to process Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Trust, Sponsor, the Transfer Agent or the Ether Custodian will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets with an additional safeguard on ether being removed from the Trust’s Ether Custodian account. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by 4;00 p.m. EST, or the close of regular trading on the Exchange, whichever is earlier.

The redemption distribution from the Trust consists of a movement of ether to the redeeming Authorized Participant representing the amount of ether held by the Trust evidenced by the Shares being redeemed. The redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Ether Custodian and the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Trust’s DTC account. If the Trust’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be delayed until such time as the Transfer Agent confirms receipt of all such Shares.

Once the Transfer Agent notifies the Ether Custodian and the Sponsor that the Shares have been received in the Trust’s DTC account, the Sponsor instructs the Ether Custodian to transfer the redemption ether amount from the Trust’s Ether Custodian account to the Authorized Participant.

Ethereum held in the Trust’s Ether Custodian account is the property of the Trust and is not traded, leased, or loaned under any circumstances.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of ether is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the Ether Custodian make it for all practical purposes not feasible for the Shares to be delivered under the redemption order. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to [        ] Shares (i.e., [        ] Baskets) or less.

Creation and Redemption Transaction Fee

To compensate for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to create or redeem Baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of ether or other portfolio investments. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares. Shares trade in the secondary market on the Exchange.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower (discount) or higher (premium) relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of ether. In addition, an investor may incur costs attributable to the difference between the highest price a buyer is willing to pay to purchase shares (bid) and the lowest price a seller is willing to accept for shares (ask) when buying and selling shares in the secondary market (the “bid/ask spread”).

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Baskets consist of ether. Such deposits are held by the Ether Custodian on behalf of the Trust until (i) delivered out in connection with redemptions of Baskets or (ii) sold by the Ether Custodian at the direction of the Trustee to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any. The Shares of the Trust are expected to be listed for trading, subject to notice of issuance, on the Exchange under the symbol “[        ].” The Trust’s Shares may be bought and sold in the secondary market like any other exchange-listed security.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to issue Shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the by-laws of the Trust, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

Description of Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A shareholder will not have the statutory rights normally associated with the ownership of shares of a corporation; however, the DSTA does provide shareholders the right to bring “oppression” or “derivative” actions. All of the Shares are of the same class with equal rights and privileges. Each of the Shares is transferable through the book-entry system of DTC, is fully paid and nonassessable and entitles the holder to vote on the limited matters upon which shareholders may vote under the Trust Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights or, except as provided below, any redemption rights or rights to distributions. Except in limited circumstances, Shareholders have no voting rights under the Trust Agreement, except in limited circumstances. See “Management; Voting by Shareholders.”

CONFLICTS OF INTEREST

General

Shareholders are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund.

Prospective investors should be aware that the Sponsor presently intends to assert that Shareholders have, by subscribing for Shares, consented to the conflicts of interest described below in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.

The Sponsor

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has sole current authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

Proprietary Trading/Other Clients

The Sponsor and its respective directors, officers, employees and/or affiliates may trade in the ether, cryptocurrency, derivative or other markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Trust. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders. Internal written trading policies will also not be available for inspection by Shareholders.

Because the Sponsor and its respective directors, officers, employees and/or affiliates may trade for their own accounts at the same time that the Sponsor is managing the Trust, prospective investors should be aware that such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Trust and proprietary accounts may receive preferential treatment as it relates to the pool.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

DUTIES OF THE SPONSOR

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive power and authority to manage the business and affairs of the respective Trust. The duties of the Sponsor with respect to the Trust includes but are not limited to:

•	arranging for the creation of the Trust, the registration of the Shares for public offering in the United States and the listing of the Shares;

•	selecting the service providers and negotiating the applicable agreements and fees;

•	monitoring the performance of the Trust;

•	developing and administering a marketing plan for the Fund and preparing marketing materials regarding the Shares, in each case in conjunction with the Marketing Agent;

•	facilitating the available of a website for the Trust’s materials; and

•	performing such other services as the Sponsor believes that the Trust may from time to time require.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

[                ]

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any ether or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein.

The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section [        ] of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold interests.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders have no voting rights under the Trust Agreement, except under limited circumstances.

The Sponsor generally has the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The Sponsor is not governed by a board of directors. However, the Sponsor is supported by principals and executive officers who perform certain functions that, if the Trust had directors or executive officers, would typically be performed by them. See “The Trust’s Service Providers—The Sponsor” for biographical information of the Sponsor’s principals and key personnel.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 245 Park Avenue, New York, NY 10167, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust.

LEGAL MATTERS

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Perkins Coie LLP has advised the Sponsor in connection with the Shares being offered. Perkins Coie LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements of the WisdomTree Ethereum Trust will be included herein in reliance on the report of [        ], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below), represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described therein, the opinion of Perkins Coie LLP, special U.S. federal income tax counsel to the Sponsor. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, tax-exempt or tax- advantaged retirement plans or accounts, brokers or dealers, traders, partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to Shareholders who will hold Shares as “capital assets” (generally, property held for investment). Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

•	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. In the opinion of Perkins Coie LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the IRS on that basis. The opinion of Perkins Coie LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders, and might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a regular corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. Due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Shareholders will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that acquires its Shares as part of the creation of a Basket, the delivery of ether to the Trust in exchange for a pro rata share of the underlying ether represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the ether held in the Trust will be the same as its tax basis and holding period for the ether delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying ether related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies ether as “property” that is not currency for U.S. federal income tax purposes and clarifies that ether could be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of ether. Because ether is a new technological innovation, the U.S. federal income tax treatment of ether or transactions relating to investments in ether may evolve and change from those discussed below, possibly with retroactive effect. In this regard, the IRS indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving ether. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. This discussion assumes that any ether the Trust may hold is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

Although the Trust does not intend to sell ether, it will use ether to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such ether. If the Trust sells ether (for example to generate cash to pay fees or expenses) or is treated as selling ether (for example by using ether to pay fees or expenses), a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the ether that was sold. A Shareholder’s tax basis for its share of any ether sold by the Trust should generally be determined by multiplying the Shareholder’s total basis for its share of all of the ether held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of ether sold, and the denominator of which is the total amount of the ether held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the ether remaining in the Trust should be equal to its tax basis for its share of the total amount of the ether held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the ether that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the ether held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the ether held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling ether) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period of greater than one year in its pro rata share of the ether that was sold.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying ether represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the ether received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the ether held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the ether received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the ether received by the Shareholder will be a taxable event, unless a nonrecognition provision of the Code applies to such sale.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the ether held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the ether held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, that is treated as the basis of the ether received by the Shareholder in the redemption.

If a hard fork occurs in the Ethereum blockchain, the Trust could hold both the original ether and the alternative new asset. The IRS has held that a hark fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. Moreover, the Trust Agreement requires that, if such a transaction occurs, the Trust will as soon as possible direct the Ether Custodian to distribute the alternative new asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new alternative asset and for the proceeds to be distributed to the Shareholders. The receipt, distribution and/or sale of the new alternative asset may cause Shareholders to incur a U.S. federal income tax liability. Moreover, this sale may not be able to be effectuated in the same taxable year as the hard fork occurred, and thus, may cause a Shareholder to be subject to income taxation without receipt of cash or other assets to pay such tax liability. While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of the IRS’s current guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders who are individuals are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of ether by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase outs and other limitations under applicable provisions of the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

United States Information Reporting and Backup Withholding

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Taxation in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States to which they are subject) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on:

(i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

It is intended that: (a) none of the Sponsor, the Trustee, the Custodian or any of their respective affiliates (the “Transaction Parties”) has through this report and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase or acquire such Shares; and (b) the information provided in this report and related materials will not make a Transaction Party a fiduciary to the Plan.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

INTELLECTUAL PROPERTY

WisdomTree Investments is the licensor of certain trademarks, service marks and trade names of the Trust. WisdomTree Investments is not responsible for, and has not participated in, the determination of the timing, prices, or quantities of Shares of the Trust to be issued or in the determination or calculation of the equation by which the Shares of the Fund are redeemable. Neither WisdomTree, the Sponsor and the Fund do not guarantee the accuracy, completeness, or performance of the Index or the data included therein and shall have no liability in connection with the Index or Index calculation. An Index’s past performance is not necessarily an indication of how the Index will perform in the future. WisdomTree Investments has contracted with an independent calculation agent to calculate the Index.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained at wuiswisdomtree.com. The website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.

The reports and other information are available online at www.sec.gov.

APPENDIX A

GLOSSARY OF DEFINED TERMS

In this Prospectus, each of the following terms have the meanings set forth after such term:

“1933 Act”: The Securities Act of 1933.

“1940 Act”: Investment Company Act of 1940.

“Administrator”: [            ].

“Authorized Participant”: One that purchases or redeems Baskets from or to the Trust.

“Basket”: A block of [            ] Shares used by the Trust to issue or redeem Shares.

“Basket Deposit”: The total deposit required to create each Basket.

“Ether Custodian”: [            ]

“Business Day”: Any day other than a day when the Exchange or the New York Stock Exchange is closed for regular trading.

“CEA”: Commodity Exchange Act.

“CFTC”: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

“Code”: Internal Revenue Code of 1986, as amended.

“DTC”: The Depository Trust Company. DTC will act as the securities depository for the Shares.

“DTC Participant”: An entity that has an account with DTC.

“Exchange”: [            ].

“Exchange Act”: The Securities Exchange Act of 1934.

“FINRA”: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

“Indirect Participants”: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

“IRS”: U.S. Internal Revenue Service.

“Marketing Agent”: [            ].

“NAV”: Net asset value of the Trust.

“NFA”: National Futures Association.

“Redemption Order Date”: The date a redemption order is received in satisfactory form and approved by the Marketing Agent. “Register”: The record of all shareholders and holders of the Shares in certificated form kept by the Administrator.

“SEC”: The U.S. Securities and Exchange Commission.

“Shares”: Common shares representing fractional undivided beneficial interests in the Trust.

“Shareholders”: Holders of Shares.

“Transfer Agent”: [            ].

“Trust Agreement”: Declaration of Trust and Trust Agreement of WisdomTree Ethereum Trust.

“The Sponsor”: WisdomTree Digital Commodity Services, LLC, a Delaware limited liability company.

“The Trust”: WisdomTree Ethereum Trust.

“Trustee”: Delaware Trust Company, a Delaware trust company.

“You”: The owner or holder of Shares.

WISDOMTREE ETHEREUM TRUST

SHARES

PROSPECTUS

[            ], 2021

Until [            ], 2021 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the Prospectus contained in this registration statement.

SEC registration fee (actual)	$	[	]*

Listing fee (actual)	$	[	]*

Auditor’s fees and expenses	$	[	]*

Legal fees and expenses	$	[	]*

Printing expenses	$	[	]*

Miscellaneous expenses	$	[	]*

Total	$	[	]*

*	To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

(b)	Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Declaration of Trust and Trust Agreement*

3.2	Certificate of Amendment to Certificate of Trust

5.1	Opinion of Perkins Coie LLP as to legality*

8.1	Opinion of Perkins Coie LLP as to tax matters*

10.1	Form of Sponsor Agreement*

10.2	Form of Initial Authorized Participant Agreement*

10.3	Form of Marketing Agreement*

10.4	Form of Ether Custodian Agreement*

10.5	Form of Trust Administration and Accounting Agreement*

10.6	Form of Transfer Agency Agreement*

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Perkins Coie LLP (included in Exhibits 5.1 and 8.1)*

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 27th day of May, 2021.

WisdomTree Ethereum Trust
By: WisdomTree Digital Commodity Services, LLC as Sponsor of the Trust

By:	/s/ Jeremy Schwartz
Name:	Jeremy Schwartz
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Jeremy Schwartz	Chief Executive Officer (Principal Executive Officer)	May 27, 2021

/s/ David Castano	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 27, 2021

*	The registrant will be a trust and the persons are signing in their capacities as officers of WisdomTree Digital Commodity Services, LLC, the Sponsor of the registrant.